UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Perpetual Industries Inc.

(Name of small business issuer in our charter)

Nevada	3823	71-103-2898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

#110, 5-8720 Macleod Trail South Calgary, Alberta, Canada	T2H 0M4
(Address of principal executive offices)	(Zip Code)

Telephone:  403-214-4321

David Calnan, Shea Nerland Calnan LLP

2800, 715 - 5 Avenue SW Calgary, AB T2P 2X6, tel. 403-299-9600

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered [1]	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [2]
Common Stock offered by the Selling Stockholders [3]	19,395,000	$.02	$387,900	$44.45

_________

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the maximum aggregate offering price.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0001146 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS – SUBJECT TO COMPLETION DATED November 27 , 2013

PROSPECTUS

Perpetual Industries Inc.

19,395,000 Shares of Common Stock

Selling shareholders are offering up to 19,395,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Markets and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Markets.  There is no guarantee that our securities will ever trade on the OTC Markets or on any listed exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 13 .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is November 27 , 2013.

 TABLE OF CONTENTS

SUMMARY INFORMATION

7

Organization

7

Business

7

Overview

7

Going Concern Qualification

11

Emerging Growth Company

11

The Offering

12

Financial Summary

12

RISK FACTORS

13

Risks Related to our Business

13

Risks Related to Management and Personnel

19

Risks Related to the Market for our Stock

19

Special Information Regarding Forward Looking Statements

22

USE OF PROCEEDS

23

DETERMINATION OF OFFERING PRICE

23

DILUTION

23

SELLING SHAREHOLDERS

23

Table of Selling Shareholders

23

Share Issuances to U.S. Investors

30

Share Issuances to Non-U.S. Investors

31

Blue Sky

33

PLAN OF DISTRIBUTION

33

OTC Markets Considerations

34

LEGAL PROCEEDINGS

35

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

35

Family Relationships

37

Legal Proceedings

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

37

DESCRIPTION OF SECURITIES

38

Common Stock

38

Warrants

39

INTEREST OF NAMED EXPERTS

40

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

40

DESCRIPTION OF BUSINESS

40

Organization

40

Business

40

Since Inception

41

Operating Plan

42

Our Competition and Our Market Position

43

Sources and Availability of Raw Materials

46

Dependence on One or a Few Major Customers

46

Intellectual Property

46

ETI License Agreement

46

ETI Patents Expiration and Effect

47

Regulatory Environment

48

Research and Development

48

Our Employees

49

Board of Advisors

50

Going Concern Qualification

50

Reason for Going Public

51

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2013 AND 2012, AND THE PERIOD JANUARY 25, 2005 (INCEPTION) TO JULY 31, 2013 (AUDITED)  52

Overview

52

Business

52

Revenue Generation

52

Off Balance Sheet Arrangements

53

Other Critical Accounting Policies and Estimates

53

Loan Receivable

53

Fair Value of Derivative Financial Instruments

53

Income Taxes

53

Revenue Recognition

54

Loss Per Share

54

Stock

54

Impact of Recently Issued Accounting Standards

54

ASU 2011-04 Fair Value Measurement

54

ASU 2011-05 Comprehensive Income

55

Emerging Growth Company

55

Results of Operations

56

Expenses

56

Income and Operation Taxes

57

Net Loss

57

Other Significant Items

57

Liquidity and Capital Resources

58

DESCRIPTION OF PROPERTY

59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

60

General

60

Management and Other Expenses

60

Royalties and License Fees Pertaining to Exclusive Rights

61

Sales Agreement and Customer Concentrations

62

Director Independence

63

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

63

Market Information

63

Penny Stock Considerations

63

OTC Markets Qualification for Quotation

64

Sales of our Common Stock Under Rule 144

64

Holders

64

Dividends

64

Reports to Shareholders

65

Where You Can Find Additional Information

65

EXECUTIVE COMPENSATION

65

Summary Compensation Table

65

Directors Compensation Table

67

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  67

FINANCIAL STATEMENTS FOR THE YEARS ENDED JULY 31, 2013 AND 2012, AND THE PERIOD JANUARY 25, 2005 (INCEPTION) TO JULY 31, 2013 (AUDITED)  68

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

89

Other Expenses of Issuance and Distribution

89

Indemnification of Officers and Directors

89

RECENT SALES OF UNREGISTERED SECURITIES

90

Shares Issued for Cash

90

Matching Warrants Issued in Conjunction with Shares Issued for Cash

98

Shares Issued for Services

105

EXHIBITS

106

UNDERTAKINGS

107

SIGNATURES

108

SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Organization

Perpetual Industries Inc., or the “Company” is a Nevada corporation formed on January 25, 2005 with a principal business address at #110, 5 - 8720 Macleod Trail South, Calgary, Alberta, Canada T2H 0M4.  Telephone: 403-214-4321.

Business

Overview

We are a development stage company. Our business is the research and development of new and innovative energy efficient products. Our key technology is an automatic, mechanical, patented balancing device called XYO. We design, prototype, test, and manufacture or have manufactured products containing XYO technology, and sub-license XYO technology to third parties. XYO technology is used for balancing rotating parts in machines so that they produce less vibration, resulting in a machine that operates in a more energy efficient manner.

XYO is a patented technology that we have licensed from ETI Technologies Inc. on an exclusive worldwide basis under a License Agreement dated January 27, 2005, as amended effective July 31, 2010. ETI is the original applicant and patent holder.

The term of the License Agreement is from January 27, 2005 to the end of the life of the last existing XYO patent defined in the agreement, which is currently projected to be March 7, 2023.

Future patent applications regarding the XYO technology will be pursued in order to extend the patent protection component of this agreement and extend the term of the original agreement if possible. The territory of the Agreement is worldwide, and we have the right to manufacture or have manufactured, sell, and use, the products incorporating XYO (that is, XYO balancers and machines that use them), as well as to sub-license these rights to third parties. In consideration of the rights granted by this Agreement, Perpetual agreed to pay to ETI non-refundable royalties and annual license fees as described in Description of Business, below.

The License Agreement was modified by an Amendment and Waiver of Default effective July 31, 2010, in which ETI waived any rights to terminate the Agreement in the event of non-payment by Perpetual. The Amendment and Waiver of Default identified a net outstanding balance owed by Perpetual of approximately $383,000, and stated that the accumulating interest would be sufficient consideration for any growing balance resulting from Perpetual’s non-payment. It further stated that in the event of termination of the Agreement, ETI agrees to grandfather any and all agreements entered into by Perpetual with respect to the manufacture or sublicense of XYO. All such agreements would be assigned to ETI as the licensor, and all terms and conditions would remain in effect and be completely honored by ETI. As of July 31, 2013 and 2012, the balance owed by Perpetual was $779,052 and $606,656, respectively.

Since our inception, we have been engaged in significant and continuous operational activities.

In 2005 we organized the Company by incorporating in Nevada, setting up our main executive office in Calgary, opening our bank accounts, securing the exclusive rights to the XYO technology, and raising seed capital. Since inception we have gradually raised further operating capital through private equity investments from exempt investors. To issue this equity we identified and engaged securities attorneys with whom we drafted the necessary private placement documentation.

We developed and refined a business plan featuring three key revenue models:

•

prototype evaluation projects and commercialization of XYO implementations through other parties on a sub-license and royalty fee basis

•

design, production and sale of XYO branded balancers

•

design, production and sale of XYO branded products optimized around XYO balancers

Currently we have two individuals providing primarily management and business administrative services :

Brent Bedford, Chairman, President and CEO, has an oral agreement under which he provides management services through an entity that he owns, Pulseman Inc. Under this agreement, he accrued at monthly intervals the total of approximately $128,000 and $119,000 in the years ended July 31, 2013 and 2012, respectively, and is currently expected to accrue at monthly intervals a total of approximately $120,000 in the year ended July 31, 2014. He is also a shareholder. All of his time is spent on the Company, except that up to a total of 20 hours per quarter is spent on his directorship of ETI Technologies Inc., Pulseman Inc., Shabu Shabu Shack Inc., and Graffiti Group Inc.

Doug Greig, General Manager of Operations, has an oral agreement under which he provides management services through an entity that he owns, Blackbird Insight Inc. Under this agreement he accrued at monthly intervals the total of approximately $41,000 and $54,000 in the years ended July 31, 2013 and 2012, respectively, and is currently expected to accrue at monthly intervals a total of approximately $42,000 in the year ended July 31, 2014. He is also a shareholder. All of his time is spent on Perpetual and its business.

Both of them serve in the administration and business aspects of the company, although Mr. Bedford has significant knowledge of the engineering of the XYO technology.

Engineering and industrial research and development, design activities surrounding the development and implementation of the XYO technology in a variety of applications, as well as more recent testing, manufacturing planning and sales support have been provided by three individuals on an as-requested basis, including two engineers at Vibranautics Inc. and a marketing/engineering liaison at Beaver Parts Ltd. We have no formal contract or agreement with these entities and individuals; work is requested and invoiced on a monthly basis.

Beaver is categorized as a Variable Interest Entity (VIE) under GAAP. The importance of identifying Beaver as a VIE is that it requires us to treat Beaver as a related party for financial statement purposes. If we were Beaver’s primary beneficiary, which we are not, then we would have needed to consolidate their financial statements with ours. The term VIE is used by the United States Financial Accounting Standards Board to refer to an entity that meets one of the following requirements:

•

The reporting enterprise, its related entities, or both participate significantly in the design of the entity, and the entity is neither a joint venture nor a franchisee.

•

The entity is designed so that substantially all of its activities either involve or are conducted on behalf of the reporting entity or its related parties.

•

The reporting enterprise and its related parties provide more than half of the total equity, subordinated debt, and other forms of subordinated financial support to the entity based upon an analysis of the fair values of the interests in the entity.

•

The activities of the entity are primarily related to securitizations, other forms of asset-backed financing, or single-lessee leasing arrangements.

In our case, Beaver is considered a VIE because it meets the second and third of these conditions. Beaver, with the assistance of Perpetual, was manufacturing products using XYO technology. Both companies were working together to market the products. In this sense, although it has other operations as a landlord, general contractor, and prototyping service, Beaver was designed so that substantially all of its activities either involved or were conducted on behalf of Perpetual and our related parties. Substantially all of Beaver’s activities coincided with Perpetual’s activities. We and our related parties provided more than half of Beaver’s subordinated financial support. Beaver was funded entirely through loans: until January 1, 2010, we provided 100% of the financial support for Beaver, and after January 1, 2010, one of our shareholders began providing the financial support. We have no obligation to fund anything additional to Beaver nor do we have any controlling financial interest in Beaver, hence we are not the primary beneficiary for financial statement purposes.

To elaborate, we have an explicit variable interest arising from a loan from us to Beaver. The fair value of this loan varies depending on Beaver’s net assets, in other words the collectability of the loan. During the period January 25, 2005 (Inception) through January 1, 2010, we advanced operating funds to them so that they could research and develop products that feature XYO, and market these products. We advanced the funds in the form of an accumulating loan. The resulting $809,245 balance was not repaid to us, and at our July 31, 2010 year-end we wrote it off, deeming it to be uncollectable based on factors including Beaver’s financial condition and the absence of any guarantee or liquidation preference. As of the loan’s date of maturity, August 31, 2012, it was still in default and there is a risk that it may never be repaid. There was no carrying value recorded at July 31, 2013 or 2012.

We developed and refined our marketing plan, including corporate video and branding work and the creation of our informational websites and printed marketing collateral. We maintain our main corporate website at www.perpetualindustries.com, as well as a technical website at www.xyobalancer.com, and a high performance energy efficient automotive parts marketing website at www.xyoracing.com. Nothing on the websites is part of this prospectus. They are informational and not part of the revenue model, except for the XYO Racing online store, which is still in a testing phase.

We exhibited and won a gold medal and German engineering prize at the 2007 International Exhibition of Inventions of Geneva. Since that time, we have exhibited at trade shows and conferences in a variety of industries. We commenced sales activities in 2007 upon receiving an initiation fee from an agent through whom we carried out application evaluation projects for their customer, a large international steelmaker. The experience of carrying out these projects was instrumental to us in honing our engineering and sales procedures.

From approximately 2008 to 2011 we travelled to meet with dozens of manufacturing companies around the world (North and South America, Europe, the Far East and Oceania), at their facilities and at trade shows, to gauge their potential to become involved in the XYO technology as suppliers or licensees. We weighed the level of interest and the potential for profitable implementations of XYO through various potential relationships, and determined that sub-licensing of XYO as a value-added technology should remain one of our revenue models. However, we also determined that there would be advantages to our focusing on making and selling finished balancers and products optimized around balancers.

From 2011 to date, our primary focus has been on the design, testing, and manufacturing planning of potential Best-in-Category Energy Efficient XYO Branded Products including:

•

Low Hand-Arm Vibration Angle Grinders

•

Low-Vibration Motorcycle Engines (partially funded in 2012 by application evaluation revenue)

•

Low-Maintenance Mud Decanting Centrifuges

•

Low-Maintenance Marine Propellers

•

Long Battery Life Electric Trolling Motors

•

Energy Efficient Domestic Washing Machines

•

Self-Balancing Spin Baskets for Domestic Washing Machines (partially funded in 2011 by application evaluation revenue)

•

Energy-Efficient High Performance Automotive Parts (our July 30, 2011 Master License Agreement with Motor Sport Country Club Holdings, Ltd., is discussed in further detail in Description of Business below)

•

Clutch Fans for Heavy Duty Diesel Trucks

•

Drive Shafts for Long Haul Buses and Trucks

•

Efficient, Low-Maintenance Oil Well Pumps

Our activities have resulted in our generating approximately $222,000 and $130,000 in revenue from inception through July 31, 2013 and 2012, respectively, and approximately $24,000 and $106,000 in deferred revenue as at July 31, 2013 and 2012, respectively. Losses were approximately $5,951,000 and $4,675,000 from inception through July 31, 2013 and 2012, respectively, resulting in accumulated deficits of approximately $5,951,000 and $4,675,000 as at July 31, 2013 and 2012, respectively.

We commenced actions to become a public company in the U.S. to increase our presence and profile in the U.S. and elsewhere in the world by being a U.S. public company, an essential part of our business plan, and in that connection, we located SEC counsel, travelled to the U.S. to meet U.S. counsel and begin the process of drafting our registration statement, located accountants and auditors for the Company, and secured audited financial statements necessary for the filing of the registration statement.

We believe that by becoming a public company we can increase our visibility and prestige and thus grow our business faster than as a private company.

Our plan is to seek out joint venture partners in a number of industry segments where our technology, skills and know-how can lead to lower-cost and more energy-efficient and environmentally-responsible products. Our vision is that the joint venture partners will have deep knowledge of their industry, markets and competitors. We will work with the partners to create products that offer significant performance benefits when compared to products currently being offered in their respective markets.

As of October 22, 2013 (unaudited) and July 31, 2013 (audited), we had approximately $163,000 and $30,000, respectively, in cash in the bank. We anticipate that we will incur certain costs irrespective of our operational and business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $100,000 in connection with this registration statement and thereafter $125,000 annually. We anticipate that we would incur approximately $900,000 in operational expenses during the next 12 months if we continue to implement our business plan at its current level, comprised of expenses related to continuing to conduct and participate in similar events and operational activities at the same rate as currently. As we estimate our total need for funds for operations at our current level, including all expense of going and staying public and continuing operations at their current level in the next 12 months is within $1,000,000, we accordingly anticipate an average monthly burn rate of approximately $85,000 during the next 12 months to maintain operations at their current levels as well as pay costs associated with going and staying public. We do not believe that our current cash resources plus anticipated revenues during the next 12 months will be sufficient to meet these requirements. We anticipate that funding will be provided by the sale of debt or equity securities, as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” below, as well as operational revenue. Management has made no commitment to provide and is not obligated to provide any additional funding.

For example, in October 2013, the Company entered into an unsecured debenture under which it borrowed $100,000 from a non-affiliated shareholder at an annual non compounding interest rate of 12%. Repayments are to be applied first to payment of principal and secondly to payment of interest. No maturity date is specified. Also in October 2013, the Company received a $100,000 non-refundable deposit from a customer entity owned by a non-affiliated shareholder in connection with a contract, involving the use of the XYO technology, which is currently under negotiation. There is no assurance that we will ultimately execute a final, binding agreement.

During the next 12 months, we anticipate engaging in the following activities to support the implementation of our business plan. We may vary our plans depending upon operational conditions and available funding:

SUPPLEMENTAL ACTIONS	COST
Securing of potential joint venture partners/investors for manufacturing and distribution in various industries, including international travel, marketing, due diligence, etc.	$600,000
Provision of engineering and marketing support to industry joint ventures	$1,000,000
Management, administration, insurance, and other overhead costs associated with the above	$600,000
Public company governance and compliance costs associated with the above	$200,000
Intellectual property augmentation: acquisition of additional IP, expansion of XYO patents, development of non-XYO patents, and IP enforcement	$600,000
TOTAL	$3,000,000

The primary obstacle to implementing this plan will be the lack of operating capital until we raise or generate additional funding as described above.

We estimate that we will need up to an additional $3,000,000 to support the implementation of our business plan at the level described in the table above. If we do not generate sufficient cash flow from operations in excess of the amount necessary to maintain operations at their current levels as well as pay costs associated with going and staying public as described above the table, we may have to raise additional capital to finance activities desired to support the implementation of our business plan. Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests. Failure to secure any necessary financing in a timely manner and on favorable terms could hinder our delay our desired activities to support the implementation of our business plan. Except as set forth above, we do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Going Concern Qualification

Our lack of meaningful operating revenues to date, i.e. the fact that we are in the development stage, raises substantial doubt about our ability to continue as a going concern and our auditor has so indicated in our financial statements.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in nonconvertible debt; or

(d)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.

This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this prospectus, we had 32,470,000 shares of common stock outstanding.

Selling shareholders are offering up to 19,395,000 shares of common stock. The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities, estimated at approximately $100,000. We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. There is no guarantee that our stock will ever be quoted on the OTC Markets. The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

	For the year ended July 31, 2013	For the year ended July 31, 2012	For the period from January 25, 2005 (inception) to July 31, 2013
STATEMENTS OF OPERATIONS
Revenues	$92,024	$46,001	$222,425
Related party expenses	$524,761	$704,002	$3,953,904
Other operating expenses	$350,294	$210,837	$1,947,142
Total Operating Expenses	$875,055	$914,839	$5,901,046
Warrant Issuance Expense*	$(1,069,816)	-	$(1,069,816)
Derivative Income*	587,531	572,918	1,533,297
Net Loss	$(1,276,285)	$(257,448)	$(5,951,199)

	As of July 31, 2013	As of July 31, 2012	As of July 31, 2011
BALANCE SHEET DATA
Cash	$30,348	$220,140	$289,334
Accounts receivable	$535	$20,473	$17,850
Equipment, net	$5,150	$9,729	$8,422
Total Assets	$36,033	$250,342	$315,606
Total Liabilities	$1,349,059	$1,709,049	$1,979,423
Stockholder’s Equity (Deficit)	$(1,313,026)	$(1,458,707)	$(1,663,817)

*These two non-cash expenses have a significant effect on the Net Loss figure. Without them the Net Loss in the year ended July 31, 2013 would be $794,000 instead of $1,276,285. However, under Generally Accepted Accounting Principles regarding the valuation of different types of share purchase warrants, we are required to record these non-cash expenses on our financial statements. Further discussion can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” below.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our minimal generation of revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although we have taken significant steps to develop our business plan since our inception, as of July 31, 2013 and 2012 we have generated minimal revenues.  Our business plan is still speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, we will ever generate significant revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

Our revenues are highly concentrated in several customers which accounts for more than 93% of our revenues, and our revenues could be reduced if these customers reduce their orders from us.

In our fiscal year ended July 31, 2013, the following customers owned by non-affiliated shareholders accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Net Revenues	Percentage of Total Net Revenues
DMC	$26,225	28%
ZAR Corp.	$59,415	65%
Total	$85,640	93%

Notwithstanding the revenue concentration set forth above, neither of these entities nor their beneficial owners is an  affiliate  of us as the term is defined under federal securities laws, in that neither of these entities nor their beneficial owners is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us.  This determination of non-affiliated status is based in part upon the fact that they each own significantly less than 5% of the issued and outstanding voting stock in Perpetual. Craig Dansereau, owner of DMC, owns 340,000 shares (1.0% of issued and outstanding). Rob Stiven, director of ZAR Corp., owns 200,000 shares (0.6% of issued and outstanding). We do not consider the fact of both of these shareholders including their shares for registration in the current offering to make them affiliates as set forth above.

We have no agreements with these customers, who purchase from us on a purchase order type basis only.  If we cease to do business with these customers and are unable to generate additional sales with new and existing customers that purchase a similar amount of our products, our revenues and net income would decline considerably.

Our auditor has indicated in its report that the fact that we are in the development stage raises substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenues or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that the fact that we are in the development stage raises substantial doubt about our ability to continue as a going concern.   The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We will need a significant amount of capital to carry out our proposed business plan, and unless we are able to raise sufficient funds, we may be forced to discontinue our operations.

In order to carry out our business plan we will require a significant amount of capital. We estimate that to finance our planned operations and carry out our business plan during the next 12 months, we will need approximately $1,000,000 of which $125,000 will be attributable to costs associated with being a public company. These funds must be obtained through the sale of equity securities or from outside sources.

As of July 31, 2013 and 2012 (both audited), we had approximately $30,000 and $220,000, respectively, in cash in our bank account. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

Any termination or failure to renew our license agreement with ETI could reduce our revenues or cause us to cease operations.

Our operations depend heavily on the continuation of our license agreement with ETI.  The agreement with ETI expires March 7, 2023 subject to earlier termination upon terms described in the Agreement.

The License Agreement was modified by an Amendment and Waiver of Default effective July 31, 2010, in which ETI waived any rights to terminate the Agreement in the event of non-payment by Perpetual. Either Party may terminate this Agreement in the event that the other Party breaches a material condition other than non-payment by Perpetual.

Either Party may terminate the Agreement in the event that the other Party breaches a material condition, provided that the first Party gives written notice to the second Party of the breach. The second Party shall have thirty (30) days from receipt of such notice to correct the breach. In the event the breach is not remedied within this period, the first Party may, in its sole discretion, terminate this Agreement within a reasonable time after the expiry of the thirty (30) day period.

We may be unable to continue our operation if the agreement is terminated or not renewed

It is uncertain to what extent we will have to work with customer companies, manufacturers, and other strategic collaborators to finalize and bring to market our XYO product offering.

We do not have a history of manufacturing or distributing products. We may encounter market barriers such as resistance to adopting the XYO balancing technology, competition for shelf space, and disparity in bargaining power between us and our suppliers and customers. We may have to work with customer companies, manufacturers, and other strategic collaborators to design, fabricate, test, implement and optimize the XYO balancing technology in specific applications and configurations in order to sell or sub-license it.

There are a number of risks related to the financial condition of Beaver Parts, which is a related party primarily because it is categorized as a Variable Interest Entity. Beaver is also our landlord, and we purchase services from them.

A loan balance of $809,245 to Beaver is in default and was been written off as of July 31, 2010 as uncollectible. There is a risk that it may never be repaid to us.

Subsequent to the loan writeoff, we have had and may continue to have involvement with Beaver in certain other regards, which are at risk of not continuing in light of our view of Beaver’s financial condition. We rent our office premises from them, and we have been purchasing marketing services from them. They are also potential providers of manufacturing planning services.

There is a risk that Beaver will be able to continuing operating as our landlord, despite its financial health being too weak to repay the loan. Beaver may be unable to continue allowing us to not pay cash for rent, in lieu of booking interest income on the loan. We may need to relocate to different premises, which may be disruptive to our operations.

There is also a risk of Beaver becoming unable to provide marketing or manufacturing planning services because of its financial condition or other reasons. We may have to rely on another company such as Vibranautics for these services, which may be disruptive to our operations.

If persons or entities that use products incorporating our technologies or their customers successfully assert product liability claims against us due to defects in our products, our operating results may suffer and our reputation may be harmed.

The XYO balancing technology will be applied in various products where balancing is essential.  If the technology does not perform as represented to and agreed with our customers, we could be subject to claims for damages based on theories of product liability and other legal theories. The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages. We do not have product liability insurance, and it is uncertain what liability protection will be afforded in our agreements with our customers and our manufacturers. The publicity surrounding these sorts of claims is also likely to damage our reputation, regardless of whether such claims are successful. Any of these consequences resulting from defects in products utilizing our technology would hurt our operating results and stockholder value

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us, our licensor or one of our strategic collaborators for infringing its intellectual property rights.  Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts.  Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources.  If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations.  In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

Any inability to protect our intellectual property rights could reduce the value of our balancing technologies and brand, which could adversely affect our financial condition, results of operations and business.

Our business is dependent upon our licensed patents, trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of the XYO balancing technology being protected by patents, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

A substantial number of ETI’s original patents, and the specific claims enumerated therein, have begun to expire, and we have not yet filed for new patent protection that we are contemplating.

Should ETI become involved in litigation in regard to its patents, they may have to contend with arguments around concepts of priority and continuation. Essentially, patent protection for aspects of the remaining patent portfolio may be deemed not in force to the extent that these aspects depend on expired claims. Potential legal interpretations of this sort give rise to unpredictability as to the future expiry dates of items in ETI’s remaining patent portfolio.  Based on our latest analysis of ETI’s patent portfolio and the current patent laws in various countries, with respect to ETI’s patents as of the date of the filing of this registration statement:

Year	Month	Number of Patents Expiring	Number of Patents Remaining
2013	November	0	39
2014	May	2	37
2014	October	1	36
2015	May	16	20
2015	June	2	18
2016	May	1	17
2017	February	1	16
2017	March	1	15
2017	April	8	7
2017	September	2	5
2019	August	1	4
2019	September	1	3
2021	May	1	2
2022	July	1	1
2023	March	1	0

Any expiration of ETI’s patents or claims could adversely affect our business.

The intellectual property behind the XYO balancing technology may include unpublished know-how as well as existing and pending patent protection. All patent protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of the XYO technology is partially dependent upon know-how and trade secrets held by certain individuals working with and for Perpetual Industries. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly design the XYO balancing technology in a cost-effective manner without compromising quality and performance could be diminished greatly.

Knowledge published in the form of patents has finite protection, as all patents have a limited life and an expiration date. While continuous efforts are made to apply for additional patents, there is no guarantee that additional patents will be granted. The expiration of patents relating to the XYO balancing technology may hinder our ability to sub-license or sell the technology for a long period of time without the development of a more complex licensing strategy.

We cannot ensure that any future sub-licensees will successfully manufacture or generate substantial sales of products containing the XYO balancing technology.

While we plan to directly sell balancers or products containing balancers, we also plan to generate revenues from sub-licensing the XYO balancing technology to manufacturers of end products, in which case we may not be involved in manufacturing or marketing the sub-licensees’ products. Developing products using new technologies can be risky because problems, expenses and delays frequently occur, and costs may or may not come down quickly enough for such products using new technologies to rapidly penetrate mass market applications. Because it is up to our sub-licensees to decide when and if they will introduce products using the XYO balancing technology, we cannot predict when and if our sub-licensees will generate substantial sales of such products, and we may not be able to completely mitigate this risk via performance clauses in our sub-license agreements.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our entry into this new balancing market may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

Our efforts may never demonstrate the feasibility of our XYO balancing technology for broad-based product applications.

Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including without limitation unanticipated technical or other problems and the possible insufficiency of funds for completing development of these products. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete, or if we experience significant delays in completing, research and development of our balancing technology and products for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail.

The XYO balancing technology is for use with third-party technologies and products, and if we are unable to maintain the ability of our XYO balancing systems and other technologies to work with these third-party technologies and products, our business and operating results could be adversely affected.

The XYO balancing technology is for use with third-party technologies and products, such as fans, compressors, drive shafts and washing machines. Third-party technologies and products may be modified, re-engineered or removed altogether from the marketplace. In addition, third-party technologies used to interact with the XYO balancing technology can change without prior notice to us, which could result in increased costs or our inability to provide XYO to our customers. If we are unable to maintain the ability of XYO to work with these third-party technologies and products, our business and operating results could be adversely affected.

If we are unable to keep up with rapid technological changes, our processes, products or services may become obsolete.

The market for balancing technologies and other vibration reduction and energy efficiency technologies is characterized by significant and rapid technological change.  Although we will continue to expand our technological capabilities in order to remain competitive, research and discoveries by others may make our processes, products or services less attractive or even obsolete.

Competition from other providers of balancing technologies, or from alternatives to balancing, could adversely affect our business.

Our industry is highly competitive. Our primary competitors include not only other automatic movable-mass balancing technologies, but also market resistance to the adoption of automatic balancing in place of established methods of dealing with vibration, such as techniques of masking and damping. In addition, other companies, including end users themselves, may develop their own balancing technologies in the future. Customers may also perceive the quality of balancing technologies delivered by some of our competitors to be equivalent or superior to the XYO balancing technology. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality technologies, products or services. If we do not successfully compete with these providers, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for providing high quality balancing technologies, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation for providing high quality balancing technologies in the markets we serve. If problems with our technologies cause end users to experience operational disruption or failure or delays in the delivery of their products and services to their customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

We have not fully ascertained the performance and long-term reliability of the XYO balancing technology, and therefore there is no guarantee that it will successfully be incorporated into the product applications that we are targeting or will target in the future.

We expect that different product applications for the XYO balancing technology will have different performance and reliability specifications. We expect that our licensees will primarily be responsible for reliability testing, but that we may also continue to do reliability testing so that we can more effectively focus our research and development efforts towards constantly improving the performance characteristics and reliability of products using the XYO balancing technology.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel, including Brent Bedford, Chairman and CEO, and Doug Greig, General Manager of Operations. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.  We do not have written employment agreements with any of our senior management. We do not have any key person insurance.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

The management team, including Brent Bedford, Chairman and CEO, and Doug Greig, General Manager of Operations, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements. We estimate that the costs associated with SEC requirements associated with going and staying public will be approximately $100,000 in connection with this registration statement and thereafter $125,000 annually.  If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

The licensor of the XYO technology, ETI Technologies Inc., is a related party.

Because the Company does not own the XYO technology but rather holds a license for the exclusive rights to it, our future business and results of operations depend in significant part upon our License Agreement with ETI Technologies. Brent Bedford, Perpetual’s Chairman and CEO, is a director of both companies and may be unable to consistently serve the best interests of both companies simultaneously. Although the Company’s board of directors must ratify any material contract, there is a risk that someone who is a director of both companies could influence Perpetual’s operations in a direction that is favorable to ETI and has adverse effects on Perpetual’s future and prospects. We may not be able to completely mitigate this risk by contractual means.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Markets, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.

We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 19,645,000 shares of our common stock held by non-affiliates and 12,825,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

19,395,000 of our shares held by non-affiliates and none of the shares held by management and their affiliates are being registered in this offering; however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, three of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. Three members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 42.73%of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

There may not be funds available for net income because an officer maintains significant control and can determine management’s salary and perquisites.

Our officers, directors and majority shareholders are the beneficial owners of approximately 42.73% of our outstanding voting securities. As a result, there may not be funds available for net income because an officer maintains significant control and can determine management’s salary and perquisites.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, assuming this registration statement is declared effective before July 31, 2014, beginning with our 2015 annual report on Form 10-K to be filed in 2015, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an "emerging growth company," which may be up to five full years following the date of this offering.

If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any July 31 before that time, in which case we would no longer be an emerging growth company as of the following July 31.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

This registration statement might not be declared effective in a timely fashion and we may not be required to file periodic reports with the Securities and Exchange Commission.

If the registration statement is not declared effective before July 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2014, including a Form 10-K for the year ended July 31, 2014.  At or prior to July 31, 2014, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

If we elect not to file a registration statement on Form 8-A by July 31, 2014 we will not be required to file periodic or other reports with the SEC after we file our 10-K for the fiscal year ended July 31, 2014. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on July 31, 2014.  If we do not file a registration statement on Form 8-A at or prior to July 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities cannot be quoted on the OTC Markets, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares.  The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement.  We have no agreement, written or oral, with our selling shareholders about this price.  Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•

our lack of significant revenues

•

our growth potential

•

the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

Table of Selling Shareholders

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

Except as noted, we believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated, have had no material relationship with us other than as a shareholder at any time within the past three years, and have never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is, or is affiliated with, a broker-dealer. All selling security holders may be deemed underwriters.

Name of Shareholders	Total Shares Owned	Shares Registered	% Before Offering	Remaining Shares if All Registered Shares Sold (assuming sale of all shares registered hereunder)	% After Offering (assuming sale of all shares registered hereunder)	Material Transactions with Selling Shareholder in past 3 years (incl. nature of services provided and dates provided)
David Surkan	1,650,000	1,400,000	5.0816%	250,000	0%
607462 Alberta Ltd. [1]	1,255,000	1,255,000	3.8651%	0	0%	[1]
John Bezta	1,000,000	1,000,000	3.0798%	0	0%
Ken Hartviksen	1,000,000	1,000,000	3.0798%	0	0%
Redfall Singapore PTE Ltd. [2]	1,000,000	1,000,000	3.0798%	0	0%
McCreath Communications Ltd. [3]	600,000	600,000	1.8479%	0	0%
Craig Dansereau	340,000	340,000	1.0471%	0	0%
Kerry Russell	335,000	335,000	1.0317%	0	0%
Leslie Roberts	307,500	307,500	0.9470%	0	0%
Laura Calder	275,000	275,000	0.8469%	0	0%
Darcy Brown	233,000	233,000	0.7176%	0	0%
Rick Wiest	210,000	210,000	0.6468%	0	0%
531746 Alberta Ltd. [4]	200,000	200,000	0.6160%	0	0%
Dustin Wilson	200,000	200,000	0.6160%	0	0%
Stiven Holdings Inc. [5]	200,000	200,000	0.6160%	0	0%
Ulrich Olie Amendy	200,000	200,000	0.6160%	0	0%
Doug Naef	187,500	187,500	0.5775%	0	0%
Pete Stiven	185,000	185,000	0.5698%	0	0%
Gord Zelko	183,000	183,000	0.5636%	0	0%
Betty Stiven	178,000	178,000	0.5482%	0	0%
353939 Alberta Ltd. [6]	175,000	175,000	0.5390%	0	0%
Andrew McCreath	175,000	175,000	0.5390%	0	0%
Kensington Village Holdings Ltd. [7]	175,000	175,000	0.5390%	0	0%
George Trehas	170,000	170,000	0.5236%	0	0%
Marguerite Hache-Jones	170,000	170,000	0.5236%	0	0%
Williams Law Group, P.A.	160,500	160,500	0.4943%	0	0%	[27]
Darren Morrison	150,000	150,000	0.4943%	0	0%
Ron Cowles	150,000	150,000	0.4620%	0	0%
Tanya McGarrigle	150,000	150,000	0.4620%	0	0%
Clayton Wiest	147,500	147,500	0.4543%	0	0%
Paula Stiven	145,500	145,500	0.4481%	0	0%
Dylan Lowry	125,000	125,000	0.3850%	0	0%
Gord Ross	125,000	125,000	0.3850%	0	0%

Jason Cowles	125,000	125,000	0.3850%	0	0%	[8]
Scott Dore	125,000	125,000	0.3850%	0	0%
Kim Messier	100,000	100,000	0.3080%	0	0%
1115993 Alberta Inc. [9]	100,000	100,000	0.3080%	0	0%
641621 Alberta Ltd. [10]	100,000	100,000	0.3080%	0	0%
Alex Douglas [transferred to Mary Douglas July 31, 2013]	100,000	100,000	0.3080%	0	0%
Cindy Conroy	100,000	100,000	0.3080%	0	0%
Arie Prins	100,000	100,000	0.3080%	0	0%
Barry & Theresa Boyer	100,000	100,000	0.3080%	0	0%
Brent Morrison	100,000	100,000	0.3080%	0	0%
Bruce Bianchini	100,000	100,000	0.3080%	0	0%
Chad Hewlett	100,000	100,000	0.3080%	0	0%
David Maxwell	100,000	100,000	0.3080%	0	0%
Dustin Whitney	100,000	100,000	0.3080%	0	0%
e-Wave Solutions, Inc [11]	100,000	100,000	0.3080%	0	0%
Garth McIntosh	100,000	100,000	0.3080%	0	0%
Gary Gardiner	100,000	100,000	0.3080%	0	0%
Grant Larsen	100,000	100,000	0.3080%	0	0%
Ian Jones	100,000	100,000	0.3080%	0	0%
James Carter	100,000	100,000	0.3080%	0	0%
Jason Plamandon	100,000	100,000	0.3080%	0	0%
John O'Lain	100,000	100,000	0.3080%	0	0%
John Sanders	100,000	100,000	0.3080%	0	0%
Karrie Yont	100,000	100,000	0.3080%	0	0%
Kristen Yont Professional Corporation [12]	100,000	100,000	0.3080%	0	0%
Linda Irvine	100,000	100,000	0.3080%	0	0%
Linear Fusion Corporation [13]	100,000	100,000	0.3080%	0	0%
Milt Roney	100,000	100,000	0.3080%	0	0%
Okpoti Holdings Inc. [14]	100,000	100,000	0.3080%	0	0%
Paul Kruse	100,000	100,000	0.3080%	0	0%
Ray Hulbert	100,000	100,000	0.3080%	0	0%
Edwin Walter Wedman as Executor of the Estate of Andrea Cunningham	100,000	100,000	0.3080%	0	0%
Robert Reader	100,000	100,000	0.3080%	0	0%
Schnell Stables Investment Club [15]	100,000	100,000	0.3080%	0	0%
Sheila Kobelka	100,000	100,000	0.3080%	0	0%
Steve Magus	100,000	100,000	0.3080%	0	0%

Steve Travis	100,000	100,000	0.3080%	0	0%
Trevor Ramage	100,000	100,000	0.3080%	0	0%
Valerie J. Metcalfe	100,000	100,000	0.3080%	0	0%
Vance Blydo	100,000	100,000	0.3080%	0	0%
Darla Desmond	92,500	92,500	0.2849%	0	0%
David Kelcher	82,500	82,500	0.2541%	0	0%
Luciano Oliverio	82,500	82,500	0.2541%	0	0%
Divine Investments Inc. [16]	80,000	80,000	0.2464%	0	0%
488588 Alberta Ltd. [17]	70,000	70,000	0.2156%	0	0%
Greg Durling	70,000	70,000	0.2156%	0	0%
Kevin Slywka	70,000	70,000	0.2156%	0	0%	[18]
Martin Janzen	70,000	70,000	0.2156%	0	0%
Tyler Seminuk	70,000	70,000	0.2156%	0	0%
Yurendra Singh Pandher	70,000	70,000	0.2156%	0	0%
Simon Jones	65,000	65,000	0.2002%	0	0%
Brent Roberts	62,500	62,500	0.1925%	0	0%
Brian Naef	62,500	62,500	0.1925%	0	0%
Catherine Stiven	62,500	62,500	0.1925%	0	0%
Dan Lane	62,500	62,500	0.1925%	0	0%
Elsie Rosby	62,500	62,500	0.1925%	0	0%
John Kitzke	62,500	62,500	0.1925%	0	0%
Ken Richter	62,500	62,500	0.1925%	0	0%
Max Fernandez	62,500	62,500	0.1925%	0	0%
Roz Daniels	62,500	62,500	0.1925%	0	0%
Solar Star Holdings Inc. [19]	62,500	62,500	0.1925%	0	0%
Wendy Brooks	62,500	62,500	0.1925%	0	0%
Brad Zacharuk	50,000	50,000	0.1540%	0	0%
Brett Woods	50,000	50,000	0.1540%	0	0%
Clarence & Janet Kachman	50,000	50,000	0.1540%	0	0%
Darcy Briggs	50,000	50,000	0.1540%	0	0%
David Lewis	50,000	50,000	0.1540%	0	0%
Fast Real Estate Consulting Inc [20]	50,000	50,000	0.1540%	0	0%
Jannie Otto	50,000	50,000	0.1540%	0	0%
John van Dyck	50,000	50,000	0.1540%	0	0%
Kenneth Morrison	50,000	50,000	0.1540%	0	0%
Kristen Yont	50,000	50,000	0.1540%	0	0%
Mark Grotski	50,000	50,000	0.1540%	0	0%
Mike Fast	50,000	50,000	0.1540%	0	0%
Norma Lichon	50,000	50,000	0.1540%	0	0%
SLC Development Corp. [21]	50,000	50,000	0.1540%	0	0%

Tessa McGarrigle	50,000	50,000	0.1540%	0	0%
Tim & Gloria Yont	50,000	50,000	0.1540%	0	0%
Tinepublic Inc. [22]	50,000	50,000	0.1540%	0	0%
Margo Purcell	42,000	42,000	0.1294%	0	0%
Brad Carter	40,000	40,000	0.1232%	0	0%
Brian Skyrme	40,000	40,000	0.1232%	0	0%
Bryce Evans	40,000	40,000	0.1232%	0	0%
Dean Huisman	40,000	40,000	0.1232%	0	0%
Dirk Heuck	40,000	40,000	0.1232%	0	0%
JWB Holdings LLC [23]	40,000	40,000	0.1232%	0	0%
Arthur Shaw	35,000	35,000	0.1078%	0	0%
Daniel Toews	35,000	35,000	0.1078%	0	0%
David Craig Harding	35,000	35,000	0.1078%	0	0%
Greg Soltys	35,000	35,000	0.1078%	0	0%
Jade Iluk	35,000	35,000	0.1078%	0	0%
Kelvin Huisman	35,000	35,000	0.1078%	0	0%
Kim Plews	35,000	35,000	0.1078%	0	0%
Leo Pernisch [transferred to Michelle Slywka July 31, 2013]	35,000	35,000	0.1078%	0	0%
Milos Krnjaja	35,000	35,000	0.1078%	0	0%
Norm Devitt	35,000	35,000	0.1078%	0	0%
Norman Duval	35,000	35,000	0.1078%	0	0%
Patricia Newton	35,000	35,000	0.1078%	0	0%
Ron & Stella Slywka	35,000	35,000	0.1078%	0	0%
Sean Gorman	35,000	35,000	0.1078%	0	0%
Xinmeng Liu	35,000	35,000	0.1078%	0	0%
Darcie Facca	32,500	32,500	0.1001%	0	0%
Juanita Bremner	32,500	32,500	0.1001%	0	0%
Target Emission Services Ltd. [24]	32,500	32,500	0.1001%	0	0%
Marcia Jarvis	30,000	30,000	0.0924%	0	0%
Seminuk Holdings Ltd. [25]	30,000	30,000	0.0924%	0	0%
William Burness	30,000	30,000	0.0924%	0	0%
Daxton Yont	27,000	27,000	0.0832%	0	0%
Toonvox	27,000	27,000	0.0832%	0	0%
Tony Robinson	25,000	25,000	0.0770%	0	0%
1212906 Alberta Ltd. [26]	20,000	20,000	0.0616%	0	0%
Adam Kapcsos	20,000	20,000	0.0616%	0	0%
Andie Besgrove	20,000	20,000	0.0616%	0	0%
Colby Cattoni	20,000	20,000	0.0616%	0	0%
Joe Desmond	20,000	20,000	0.0616%	0	0%
Ken Schnell	20,000	20,000	0.0616%	0	0%

Nasie Schnell	20,000	20,000	0.0616%	0	0%
Scott Fabro	20,000	20,000	0.0616%	0	0%
Yvonne Taylor	20,000	20,000	0.0616%	0	0%
Carson Weist	17,500	17,500	0.0539%	0	0%
Cory Wiest	17,500	17,500	0.0539%	0	0%
Dave Filbrandt	17,500	17,500	0.0539%	0	0%
Doug Lough	17,500	17,500	0.0539%	0	0%
Gennaro	17,500	17,500	0.0539%	0	0%
Gillian Robinson	17,500	17,500	0.0539%	0	0%
John Kubik	17,500	17,500	0.0539%	0	0%
Sandra Lough	17,500	17,500	0.0539%	0	0%
Scott Barker	17,500	17,500	0.0539%	0	0%
Zarko & Rada Baljak	17,500	17,500	0.0539%	0	0%
Richard Jarvis	12,000	12,000	0.0370%	0	0%
Frank Cancilla & Stella Bendzera	10,000	10,000	0.0308%	0	0%
Gordon Schnell	10,000	10,000	0.0308%	0	0%
Mark Melnyk	10,000	10,000	0.0308%	0	0%
Sasa Baljak	7,000	7,000	0.0216%	0	0%
TOTAL	19,645,000	19,395,000	60.5020%	250,000	0%

The percentages in this table are based on a grand total of 32,470,000 shares issued and outstanding, including those held by affiliates.

[1]

 Dean Brawn is the natural person having voting and investment control over the shares beneficially owned by 607462 Alberta Ltd. He was our Vice President of Marketing & Communications from July 2011 to July 2012.

[2]

 Nancy Koh is the natural person having voting and investment control over the shares beneficially owned by Redfall Singapore PTE Ltd.

[3]

 Andrew McCreath is the natural person having voting and investment control over the shares beneficially owned by McCreath Communications Ltd.

[4]

 Fidele Carriere is the natural person having voting and investment control over the shares beneficially owned by 531746 Alberta Ltd.

[5]

 Rob Stiven is the natural person having voting and investment control over the shares beneficially owned by Stiven Holdings Inc.

[6]

Pat Hare is the natural person having voting and investment control over the shares beneficially owned by 353939 Alberta Ltd.

[7]

Joyce Travis is the natural person having voting and investment control over the shares beneficially owned by Kensington Village Holdings Ltd.

[8]

 Jason Cowles was our Vice President of Finance from April 2008 to April 2012.

[9]

 Kristin Yont is the natural person having voting and investment control over the shares beneficially owned by 1115993 Alberta Inc.

[10]

Walter Byers is the natural person having voting and investment control over the shares beneficially owned by 641621 Alberta Ltd.

[11]

Greg Soltys is the natural person having voting and investment control over the shares beneficially owned by e-Wave Solutions, Inc.

[12]

Kristen Yont is the natural person having voting and investment control over the shares beneficially owned by Kristen Yont Professional Corporation.

[13]

Pat Bremner and Wava Bremner are the natural persons having voting and investment control over the shares beneficially owned by Linear Fusion Corporation.

[14]

Keith Horsburgh is the natural person having voting and investment control over the shares beneficially owned by Okpoti Holdings Inc.

[15]

Nasie Schnell is the natural person having voting and investment control over the shares beneficially owned by Schnell Stables Investment Club.

[16]

Harold Bewernick is the natural person having voting and investment control over the shares beneficially owned by Divine Investments Inc.

[17]

Neil Malloch is the natural person having voting and investment control over the shares beneficially owned by 488588 Alberta Ltd.

[18]

Kevin Slywka was our Vice President of Public Relations from October 2010 to October 2011.

[19]

John Mele is the natural person having voting and investment control over the shares beneficially owned by Solar Star Holdings Inc.

[20]

Morley Fast is the natural person having voting and investment control over the shares beneficially owned by Fast Real Estate Consulting Inc.

[21]

Marc Staniloff is the natural person having voting and investment control over the shares beneficially owned by SLC Development Corp.

[22]

Christian Darbyshire is the natural person having voting and investment control over the shares beneficially owned by Tinepublic Inc.

[23]

John Burness is the natural person having voting and investment control over the shares beneficially owned by JWB Holdings LLC.

[24]

Terence Treflak is the natural person having voting and investment control over the shares beneficially owned by Target Emission Services Ltd.

[25]

Tyler Seminuk is the natural person having voting and investment control over the shares beneficially owned by Seminuk Holdings Ltd.

[26]

Blaine Emelson is the natural person having voting and investment control over the shares beneficially owned by 1212906 Alberta Ltd.

[27]

Williams Law Group, P.A. is the Company’s securities attorney.

Share Issuances to U.S. Investors

The following breakdown includes selling shareholders and non-registering affiliates.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the following issuances to U.S. citizens or residents. We believed that Section 4(2) of the Securities Act of 1933 was available because:

•

None of these issuances involved underwriters, underwriting discounts or commissions.

•

Restrictive legends were and will be placed on all certificates issued as described above.

•

The distribution did not involve general solicitation or advertising.

•

The distributions were made only to persons representing in subscription agreements that they were Accredited Investors as defined in Regulation D.

Shares issued for cash:

YE July 31, 2005:  no sales to U.S. investors.

YE July 31, 2006: On various dates, 375,000 shares of Class A common stock were sold for an aggregate of $75,000 cash at a price per share of $0.20 to 4 accredited U.S. investors.

YE July 31, 2007: no sales to U.S. investors.

YE July 31, 2008: no sales to U.S. investors.

YE July 31, 2009: On September 4, 2008, 100,000 shares of Class A common stock were sold for $30,000 cash at a price per share of $0.30 to 1 accredited U.S. investor.

YE July 31, 2010: On various dates, 100,000  shares of Class A common stock were sold for an aggregate of $30,000 cash at a price per share of $0.30 to 3 accredited U.S. investors.

YE July 31, 2011: March 14, 2011, 30,000 shares of Class A common stock were sold for $9,000 cash at a price per share of $0.30 to 1 U.S. investor.

YE July 31, 2012: no sales to U.S. investors.

YE July 31, 2013: no sales to U.S. investors.

Matching warrants issued in conjunction with shares issued for cash:

YE July 31, 2011: On December 7, 2010 all previously issued warrants were reset via amendment such that they were exercisable from March 1, 2011 to March 1, 2013, and are now expired. They were reissued under modified terms in YE July 31, 2013, and are detailed below under the subheading “YE July 31, 2013”.

YE July 31, 2012: On August 12, 2011, warrants for 30,000 shares were issued to 1 U.S. investor, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable from August 12, 2011 to August 12, 2013, and are now expired. They were reissued under modified terms in YE July 31, 2014, and are detailed below under the heading “YE July 31, 2014 to date”.

YE July 31, 2013: On June 15, 2013, a number of expired warrants were reissued such that they are exercisable from June 15, 2013 to June 15, 2015, including:

Warrants for 375,000 shares, issued to 4 U.S. investors, in conjunction with shares issued for cash at a share price of $0.20, the warrants being exercisable in months 1-12 at $0.30, months 13-18 at $0.40, and months 19-24 at $0.50.

Warrants for 200,000 shares, issued to 4 U.S. investors, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60.

YE July 31, 2014 to date: On August 15, 2013, a number of expired warrants were reissued such that they are exercisable from August 15, 2013 to August 15, 2015, including:

Warrants for 30,000 shares, issued to 1 U.S. investor, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60.

Shares issued for services:

YE July 31, 2005: 300,000 vested shares of Class A common stock were issued to a director who is a U.S. investor, having a fair value of $300, based on a nominal value of $0.001 per share.

YE July 31, 2013: 160,500 vested shares of Class A common stock were issued to 1 U.S. investor, having a fair value of $48,150.

Share Issuances to Non-U.S. Investors

For the following issuances to non-U.S. citizens or residents, we relied upon Regulation S of the Securities Act of 1933, as amended. We believed that Regulation S was available because:

•

None of these issuances involved underwriters, underwriting discounts or commissions;

•

We placed Regulation S required restrictive legends on all certificates issued;

•

No offers or sales of stock under the Regulation S offering were made to persons in the United States;

•

No direct selling efforts of the Regulation S offering were made in the United States.

The following breakdown includes selling shareholders and non-registering affiliates. It is calculated without double-counting, in the same fiscal year, any shareholder who is also the natural person having voting and investment control over the shares beneficially owned by a company.

For full details of all issuances, see Recent Sales of Unregistered Securities, below.

Shares issued for cash:

YE July 31, 2005: On various dates, 3,200,000 shares of Class A common stock were sold for $160,000 cash at a price per share of $0.05 to 6 non-U.S. investors.

YE July 31, 2006: On various dates, 1,565,000 shares of Class A common stock were sold for $283,000 cash with various prices per share ranging from $0.05 to $0.20 to 16 non-U.S. investors.

YE July 31, 2007: On various dates, 1,437,500 shares of Class A common stock were sold for $349,000 cash with various prices per share ranging from $0.20 to $0.30 to 15 non-U.S. investors.

YE July 31, 2008: On various dates, 1,853,000 shares of Class A common stock were sold for $555,900 cash at a price per share of $0.30 to 22 non-U.S. investors.

YE July 31, 2009: On various dates, 2,780,000 shares of Class A common stock were sold for $834,000 cash at a price per share of $0.30 to 30 non-U.S. investors.

YE July 31, 2010: On various dates, 3,717,000 shares of Class A common stock were sold for $1,115,100 cash at a price per share of $0.30 to 42 non-U.S. investors.

YE July 31, 2011: On various dates, 2,074,000 shares of Class A common stock were sold for $622,200 cash at a price per share of $0.30 to 31 non-U.S. investors.

YE July 31, 2012: On various dates, 2,228,000 shares of Class A common stock were sold for $668,400 cash at a price per share of $0.30 to 19 non-U.S. investors.

YE July 31, 2013: On various dates, 950,000 shares of Class A common stock were sold for $310,000 received in the form of $210,000 cash and $100,000 non-cash at a price per share of $0.30 to $0.40 to 1 non-U.S. investor.

Matching warrants issued in conjunction with shares issued for cash:

YE July 31, 2011: On December 7, 2010 all previously issued warrants were reset via amendment such that they were exercisable from March 1, 2011 to March 1, 2013, and are now expired. They were reissued under modified terms in YE July 31, 2013, and are detailed below under the subheading “YE July 31, 2013”.

YE July 31, 2012: On August 12, 2011, warrants for 2,039,000 shares were issued to 30 non-U.S. investors, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable from August 12, 2011 to August 12, 2013, and are now expired. They were reissued under modified terms in YE July 31, 2014, and are detailed below under the heading “YE July 31, 2014 to date”.

YE July 31, 2013:

On February 15, 2013, warrants for 2,828,000 shares were issued to 18 non-U.S. investors, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60.

On June 15, 2013, a number of expired warrants were reissued such that they are exercisable from June 15, 2013 to June 15, 2015, including:

Warrants for 2,187,500 shares, issued to 24 non-U.S. investors, in conjunction with shares issued for cash at a share price of $0.20, the warrants being exercisable in months 1-12 at $0.30, months 13-18 at $0.40, and months 19-24 at $0.50.

Warrants for 9,100,000 shares, issued to 96 non-U.S. investors, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60.

YE July 31, 2014 to date: On August 15, 2013, a number of expired warrants were reissued such that they are exercisable from August 15, 2013 to August 15, 2015, including:

Warrants for 2,039,000 shares, issued to 31 non-U.S. investors, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60.

Shares issued for services:

YE July 31, 2005: 11,600,000 vested shares of Class A common stock were issued to directors who are non-U.S. investors, having a fair value of $11,600, based on a nominal value of $0.001 per share.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTC Markets, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Markets.   We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 19,395,000 shares of common stock. The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.   There is no guarantee that our stock will ever be quoted on the OTC Markets.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters.  We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the OTC Markets, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Markets, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Markets Considerations

To be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Markets.

The OTC Markets is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Markets.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the quotation service is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Markets will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Markets rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Markets securities. Investors do not have direct access to the quotation service. For OTC Markets securities, there only has to be one market maker.

OTC Markets transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the quotation service, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Markets.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we are involved.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Brent Bedford	45	Chairman, President and CEO
Doug Greig	44	General Manager of Operations (non-officer)
Thomas Ristow	45	Director
Rod Egan	46	Director
Alan Wizemann	37	Director

Brent W. Bedford founded the Company in January 2005 and has served continuously as Chairman, President, and CEO. Since 1999 he has been a Director of ETI Technologies Inc., the licensor of the XYO technology. Since January 2006 he has been President of Pulseman Inc., a management services company. Since July 2012 he has been a Director of Shabu Shabu Shack Inc., and since October 2012, he has been a Director of Graffiti Group Inc., an importer of alcoholic beverages and other goods. All of his time is spent on Perpetual, except that up to a total of 20 hours per quarter is spent on the aforementioned directorships.   Among his earlier accomplishments, he founded the independent music label Inferno Records and the international licensing, marketing, and distribution company One Tree Hill International Traders. Through One Tree Hill he obtained some of the first marketing and distribution rights to products based on television’s “The Simpsons”, and also marketed the U.K.’s patented “Qwicksilver” tarnish removal system through the development and creation of over 200 independent distributors in North America. Qualifications as Director: As a member of the board, Mr. Bedford contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well as substantial experience developing corporate strategy, assessing emerging industry trends, and carrying out business operations. He has a strong background in mechanical applications, and expertise in finance, private and public company startups, and corporate turnarounds.

Until his resignation June 15, 2001, Mr. Bedford was a Director of Steely Group Inc. (a Canadian company formerly known as European Technologies International Inc.). On June 18, 2001, Steely Group Inc. was petitioned into bankruptcy by a secured creditor, Kelowna, BC, Canada native Mr. Donald Jensen. The bankruptcy was finalized September 4, 2002, in the Court of Queens Bench of Alberta in Bankruptcy and Insolvency, Judicial District of Calgary, Alberta, Bankruptcy Action No. 076478. The bankruptcy trustee, Deloitte & Touche, approved the sale of all remaining assets of Steely Group Inc. to Mr. Jensen. These assets included shareholdings of ETI Technologies Inc., which held (and still does hold) the patents for the technology that, along with subsequently developed Know-How, is currently referred to as XYO. Since then Mr. Jensen has been the sole shareholder of ETI Technologies Inc.

Steely Group’s demise can be attributed to an overburden of debt coupled with failed attempts at selling an underdeveloped technology. Potential customers required significant engineering support in order to implement the technology into their product lines. Steely Group could not provide engineering support due to lack of resources. Computer software and hardware was not advanced or affordable enough in those times to easily collect, measure, and calculate various design parameters needed to efficiently develop the technology to a usable state. Very little was known about the technology at this time, and a considerable amount of R&D was going to be required in order to fully commercialize the technology. With few employees, limited engineering, marketing or sales resources and in a state of transition and weakness, Steely Group became the target of various takeover attempts, culminating in its petition into bankruptcy.

Perpetual Industries was created several years after Steely’s demise, and we intend to avoid a similar failure. We have developed the balancing technology to a finished product stage and can answer potential customers’ questions concerning costs, reliability, performance and quantifiable benefits up front. We provide test data that proves the benefits of utilizing the technology and we have developed the proprietary software and expertise to properly support the design, optimization and implementation stages. Instead of a technology transfer approach, we control and protect our Know-How by keeping it more internal. We may provide finished product drawings and costing quotes but we control the fabrication, assembly and supply of the balancing technology in the form of balancers or products containing them. Our business plan focuses on building a sustainable business model based on developing innovative energy-efficient products in a variety of industries. We are constantly evaluating other new and innovative products that are not restricted to the function of balancing machinery.

Doug Greig has served as our General Manager of Operations since January 2006. From March 2005 to present, he has been President of Blackbird Insight Inc., a management services company ( at present, all of his time is spent on Perpetual and its business ). From May 2004 to April 2005, he was General Manager and from August 2005 to December 2011 volunteered as Director of the MBA Consulting Alliance, a grad student management consultancy. He received an MBA in 2005 from the Haskayne School of Business, Calgary AB, Canada and a BA in 2003 from the University of Calgary. Mr. Greig oversees Perpetual’s governance, compliance and administration. He is the company’s controller, and is very active in its strategic business planning including all legal and financial aspects of day to day operations. He contributes the benefit of his many years as a generalist in startup, mid-size, and multinational companies, including eight years at cellular and GPS pioneer NovAtel, followed by several years in a wireless technology company undergoing a merger with Intel Corp. He has acquired both a hands-on and executive-level familiarity with a wide range of disciplines such as corporate finance, human resource management, project/product management, application engineering, and new business development in relation to innovative, value-add technologies.

Thomas Ristow has served as a Director since August 2005. From April 2005 to date, he has been Sales Manager for Sekisui Chemical GmbH, a chemical products company. At ETI Technologies Inc., the intellectual property licensing firm which is now the licensor of the XYO technology, he served from 1993 through 2005, as European Sales Representative from 1993 to 1996, European Marketing Manager from 1996 to 2001, and European Business Development Manager 2001 to 2005.  He received a Diplom-Kaufmann in 1999 from the University of Cologne, Germany. Qualifications as Director: As a member of the board, Mr. Ristow contributes significant industry-specific experience and expertise on our products and services. He has significant knowledge and experience in the European marketplace.

Rod Egan has served as a Director since August 2005. From September 2007 to date, he has been Owner, Director of RIJ Holdings, LLC, a personal holding company. From October 2005 to date, he has been Owner, Managing Partner of The Worldwide Group, LLC which runs collector automobile auctions. From July 2005 to date, he has been Owner, Director, and President of Cinch Ventures Ltd., a management and promotion company. From September 2004 to December 2009, he was Owner, Director of Asset Solutions International, LLC, a holding company. From October 2005 to February 2007, he was Owner, Director of Automax, LLC, a retail automobile sales firm. He holds state auctioneer licenses in Texas, Indiana, and Florida. Qualifications as Director: As a member of the board, Mr. Egan contributes the benefits of his executive leadership and management experience, in particular with regard to running startup companies and negotiating purchase and sale agreements. An elite collector car auctioneer specializing in the valuation of fine automobiles, he oversees corporate operations at The Worldwide Group, LLC, where he has demonstrated his appraisal and sales abilities (his sales history totals over $3 billion, privately and through auction) and helped to close some of the largest private car collection sales in North America in recent years.

Alan Wizemann has served as a Director since August 2005. From October 2007 to date, he has been Founder, Chief Product Officer of ShopIgniter, Inc. (formerly Cularis, Inc.), an e-commerce systems company. From January 2004 to September 2007, he was Owner and Managing Director of Loft Rent LLC, a real estate leasing web portal.  From November 1999 to December 2004, he was Managing/Creative Director of SloanPeterson, Inc., formerly mediaWORKS Ltd., an advertising and web development company. He is a director and developer of enterprise web sites and applications. Qualifications as Director: As a member of the board, Mr. Wizemann contributes the benefits of his executive leadership and management experience, and his knowledge of online retail, public relations and brand building. He has extensive expertise and connections in both print and web-based advertising and marketing. He spent over fifteen years in advertising and interactive design for clients in Las Vegas, Miami, New York and the Caribbean.

He has won coveted advertising awards such as the Bronze Quill from the IABC, the Addy from the AdClub, and honorable mention awards from the AIGA. As the Executive Creative Director for SloanPeterson, he has created interactive, web and print media for Ford Motor Company, Air Force Reserve, Sprint Telecommunications and the Caribbean Hotel Association, among others.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

Except as set forth above, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is #110, 5 - 8720 Macleod Trail South, Calgary, Alberta, Canada T2H 0M4.

Name	Title	Number of Shares	% of Common Share	Number of Warrants currently exercisable or exercisable in the next 60 days
Brent Bedford	Chairman, President and CEO	11,000,000	33.88%	0
Doug Greig	General Manager of Operations	125,000	0.77%	125,000
Thomas Ristow	Director	300,000	0.92%	0
Rod Egan	Director	500,000	1.54%	0
Alan Wizemann	Director	300,000	0.92%	0
David Surkan		1,650,000	5.08%	1,150,000
All officers and directors (and management) as a group [5 persons]		12,225,000	37.89%	125,000

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 32,470,000 shares of common stock outstanding as of November 27 , 2013.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock with $0.001 par value per share. As of the date of this registration statement, there were 32,470,000 shares of common stock issued and outstanding, held by 176 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive rateably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share rateably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Warrants

We currently have outstanding additional warrants to acquire 2,578,000 shares of our common stock on the following terms:

Exercisable	Exercise Price
From February 15, 2013 To February 15, 2015	Months 1-12, $0.40 Months 13-18, $0.50 Months 19-24, $0.60

These warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization.

We currently have outstanding additional warrants to acquire 2,562,500 shares of our common stock on the following terms:

Exercisable	Exercise Price
From June 15, 2013 To June 15, 2015	Months 1-12, $0.30 Months 13-18, $0.40 Months 19-24, $0.50

These warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization.

We currently have outstanding additional warrants to acquire 9,300,000 shares of our common stock on the following terms:

Exercisable	Exercise Price
From June 15, 2013 To June 15, 2015	Months 1-12, $0.40 Months 13-18, $0.50 Months 19-24, $0.60

These warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization.

We currently have outstanding additional warrants to acquire 2,069,000 shares of our common stock on the following terms:

Exercisable	Exercise Price
From August 15, 2013 To August 15, 2015	Months 1-12, $0.40 Months 13-18, $0.50 Months 19-24, $0.60

These warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization.

INTEREST OF NAMED EXPERTS

The consolidated balance sheets of Perpetual Industries Inc. as of July 31, 2013 and 2012 and the related statements of loss, shareholders’ equity, and cash flows for the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) to July 31, 2013 included in this prospectus have been audited by Warren Averett LLC, which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael Williams, principal of Williams Law Group, P.A. owns 160,500 shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

Perpetual Industries Inc. is a Nevada corporation formed on January 25, 2005, with a principal business address at #110, 5 - 8720 Macleod Trail South, Calgary, Alberta, Canada T2H 0M4.  Phone: 403-214-4321.

Perpetual has not been involved in any bankruptcy, receivership, or similar proceeding.

There has been no material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business

We are a development stage company. Our business is the research and development of new and innovative energy efficient products.

Our key technology is a mechanical patented balancing device called XYO. We design, prototype, test, and manufacture or have manufactured products containing XYO technology, and sub-license XYO technology to third parties. XYO technology is used for automatically balancing rotating parts in machines so that they produce less vibration, resulting in a machine that operates in a more energy efficient manner.

The overall intellectual property surrounding the XYO technology is comprised of specialized know-how, various granted and pending patents, and specific design and testing procedures.

The current focus for Perpetual Industries is to re-design mechanical products in a number of industries, implementing the XYO technology as the core ingredient. This will allow XYO to reach its full potential, which in turn helps to provide better and more energy efficient products. Our plan is to do this with joint-venture partners in each of the industries under consideration.

Since Inception

Since our inception, we have been engaged in significant and continuous operational activities.

In 2005 we organized the Company by incorporating in Nevada, setting up our main executive office in Calgary, opening our bank accounts, securing the exclusive rights to the XYO technology, and raising seed capital. Since inception we have gradually raised further operating capital through private equity investments from exempt investors. To issue this equity we identified and engaged securities attorneys with whom we drafted the necessary private placement documentation.

We developed and refined a business plan featuring three key revenue models:

•

prototype evaluation projects and commercialization of XYO implementations through other parties on a sub-license and royalty fee basis

•

design, production and sale of XYO branded balancers

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design, production and sale of XYO branded products optimized around XYO balancers

We recruited and oriented a team of highly qualified engineering and industrial design resources who have become uniquely knowledgeable in the know-how surrounding the development and implementation of the XYO technology in a variety of applications. Fundamental research and development, and more recently technical marketing (including product design, testing, manufacturing planning, and sales support), have been essential to the commercialization of the XYO technology.

We recruited and oriented a number of administration and business development professionals over the years to help plan and carry out the essential steps of our business plan at its various phases, as needed. We also built a board of advisors to provide advice, recommendations and guidance from a variety of perspectives.

We developed and refined our marketing plan, including corporate video and branding work and the creation of our informational websites and printed marketing collateral. We maintain our main corporate website at www.perpetualindustries.com, as well as a technical website at www.xyobalancer.com, and a high performance energy efficient automotive parts marketing website at www.xyoracing.com. Nothing on the websites is part of this prospectus. They are informational and not part of the revenue model, except for the XYO Racing online store which is still in a testing phase.

We exhibited and won a gold medal and German engineering prize at the 2007 International Exhibition of Inventions of Geneva. Since that time, we have exhibited at trade shows and conferences in a variety of industries. We commenced sales activities in 2007 upon receiving an initiation fee from an agent through whom we carried out application evaluation projects for their customer, a large international steelmaker. The experience of carrying out these projects was instrumental to us in honing our engineering and sales procedures.

From approximately 2008 to 2011 we travelled to meet with dozens of manufacturing companies around the world (North and South America, Europe, the Far East and Oceania), at their facilities and at trade shows, to gauge their potential to become involved in the XYO technology as suppliers or licensees. We weighed the level of interest and the potential for profitable implementations of XYO through various potential relationships, and determined that sub-licensing of XYO as a value-added technology should remain one of our revenue models. However, we also determined that there would be advantages to our focusing on making and selling finished balancers and products optimized around balancers.

Our activities have resulted in our generating approximately $222,000 and $130,000 in revenue from inception through July 31, 2013 and 2012, respectively, and approximately $24,000 and $106,000 in deferred revenue as at July 31, 2013 and 2012, respectively. Losses were approximately $5,951,000 and $4,675,000 from inception through July 31, 2013 and 2012, respectively, resulting in accumulated deficits of approximately $5,951,000 and $4,675,000 as at July 31, 2013 and 2012, respectively.

In our fiscal year ended July 31, 2013, the following customers owned by non-affiliated shareholders accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Net Revenues	Percentage of Total Net Revenues
DMC	$26,225	28%
ZAR Corp.	$59,415	65%
Total	$85,640	93%

We have no agreements with these customers, who purchase from us on a purchase order type basis only.

The XYO technology has been proven to work quite well in prototypes in a variety of applications. Initial sales efforts were focused on licensing the XYO technology to manufacturers of washing machines, power tools, compressors, marine propellers and a few retrofit automotive applications. Perpetual is now positioned to move into the actual production of its own line of energy efficient XYO branded products, as well as continuing to be able to sub-license and supply the XYO technology to interested manufacturers.

Operating Plan

Our plan is to seek out joint venture partners in a number of industry segments where our technology, skills and know-how can lead to lower-cost and more energy-efficient and environmentally-responsible products. Our vision is that the joint venture partners will have deep knowledge of their industry, markets and competitors. We will work with the partners to create products that offer significant performance benefits when compared to products currently being offered in their respective markets.

For example, in the year ended July 31, 2013, the Company was engaged by oral agreement to carry out XYO development work, on industrial pumps for a customer entity owned by a non-affiliated shareholder, for a sum of $50,000, and on angle grinders and washing machines for a customer entity owned by another shareholder, for a sum of approximately $60,000. Both amounts were paid in full during the year.

We are planning joint ventures for the manufacture of XYO branded products in industries with unsatisfied demand for lower vibration. We believe these projects can be off the ground and profitable within one or two years of raising sufficient operating capital. Our goal is to implement XYO as simply and cost effectively as possible into our custom product designs. We have already identified suitable suppliers that will assist in the production and assembly of XYO branded products. In some cases it may be appropriate for Perpetual or one of its Canadian associates, such as Beaver Parts, to enter into contracted supplier arrangements with manufacturing and assembly partners.

For the next few years we will be primarily focused on designing and implementing the XYO technology into some of the following products:

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Household products: washing machines, grass and weed trimmers, and power tools (angle grinders)

•

Heavy transportation and trucking parts: wheels, clutch fans, and drive shafts

•

Motorcycles: crankshaft flywheels on V-twin engines

•

Marine applications: boat propellers for commercial and personal watercraft

•

Natural resources applications: oil, gas, mining and agricultural

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Power generation applications: electric motors, alternative energy

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Aviation applications: aircraft propellers and motor components

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Pump, Compressor and Turbine applications: down-hole, submersible, water, and refrigeration

Our Competition and Our Market Position

A high-end niche opportunity exists for best-in-category products that can challenge the status quo by delivering superior performance.

For reasons of cost and competitive nearsightedness, many large brand-name companies with established product lines are inhibited from implementing the fullest version of the XYO technology. Like a large ship trying to change course, it becomes a cumbersome and slow process. By contrast, Perpetual has the flexibility and dedication to make the most of new innovations such as XYO, capitalizing on our head start from patents, our secret know-how and our ability to manufacture and implement XYO cost-effectively.

In fact, making our own branded products is our key revenue model. We have developed a plan to pursue this opportunity through designing, manufacturing, and distributing our own XYO branded line. This will include XYO branded balancers sold either as after-market add-ons for end-users or as major components supplied to industry, depending on the application. It will also include innovative, energy efficient XYO-branded products that are optimized around XYO balancers.

As a potential secondary revenue stream, we will continue to pursue sub-licensing opportunities, essentially selling a prototype, an engineering drawing, technical support and rights to use our intellectual property, however the XYO-branded strategy will better showcase the benefits provided by the XYO technology when it is implemented to its fullest potential, and will create revenue streams that can go on indefinitely. The inventive features and unique designs of many of the XYO-branded products may even prove to be eligible for new patent protection.

Examples of potential Best-in-Category Energy Efficient XYO Branded Products:

Low Hand-Arm Vibration Angle Grinders (partially funded in 2013 by application evaluation and development revenue)

We have conducted research and prototype development in pursuit of reducing the presence of hand-arm vibration emission in angle grinders, a versatile type of handheld power tool widely used in industry. Such vibration currently places workers at risk from vibration-related repetitive stress injuries, creating problems of liability and productivity for employers. Other than limiting hours of usage, there is currently no viable solution to minimize vibration to within safe exposure limits. Our goal is to produce a best-in-class XYO-branded angle grinder that exhibits the lowest vibration in the world. Through experimentation and prototyping we have identified a number of design variables that we believe we can radically modify in order to accomplish this. We have identified and are pursuing potential manufacturing and distribution partners with whom we can work to bring our designs to market.

Low-Vibration Motorcycle Engines (partially funded in 2012 by application evaluation revenue) The V-twin engines used in many cruiser-type motorcycles are characterized by high vibration that causes discomfort for the operator and wear-and-tear on components. We were engaged to conduct a prototype evaluation project examining various approaches to incorporating XYO balancing technology into engine components such as the crankshaft. Our goal is to optimize such applications and market them as XYO branded after-market products, and/or to motorcycle makers for implementation as factory-installed parts. To accomplish this, we will need to complete further engineering and testing, design marketable embodiments of XYO, and pursue distribution of XYO-branded motorcycle engine balancers.

Low-Maintenance Mud Decanting Centrifuges  We have begun computational analysis of the balancing scenarios for mud centrifuges. A decanting centrifuge uses centrifugal force to separate solid materials from liquids that are mixed together in slurry, for example in oil and gas applications, or in wastewater and chemical treatment plants. Because any imbalance in the system can cause severe vibrations, centrifuge manufacturers have to balance the bowl and auger, which is an expensive and time-consuming process. Conventional static balancing prior to operation does not address imbalances that occur when solid particles in the slurry create additional imbalance in the system and increase vibration levels. Our goal is to partner with a centrifuge manufacturer and create a self-balancing centrifuge that will not need to be shut down so often for servicing.

Low-Maintenance Marine Propellers Ski- and wake- boat owners are familiar with the high cost of propeller maintenance, as unbalanced props lead to destructive, inefficient and uncomfortable vibration affecting the entire drive train. Even well-made propellers inevitably become out-of-balance because of accidental damage, residue buildup, and erosion from the micro-implosive impacts caused by cavitation at high RPMs.  We have developed and are optimizing an after-market, shaft mounted XYO-branded boat prop balancer.

Long Battery Life Electric Trolling Motors  We have experimented with the balancing of electric trolling motors, which depend on smooth operation for optimal battery life. We have developed a design and a manufacturing plan for a propeller with a built-in balancer, that can be sold in outdoor sporting goods outlets to end-users of trolling motors, as well as to trolling motor suppliers as a higher-end propeller option. We have also confirmed the feasibility of incorporating XYO into trolling motors’ electric armatures in order to prevent unbalance issues that are inherent in currently available designs. As a result we are in a position to develop a product line of self-balancing trolling motors that run smoother and have longer battery life than those currently on the market.

Energy Efficient Domestic Washing Machines (partially funded in 2013 by application evaluation and development revenue) We are creating an innovative, energy-efficient domestic washing machine that utilizes XYO. We have designed and plan to build and test a prototype. After optimizing the design for mass production, we will have to design and produce specialized plastic injection molds for certain components, and source contract manufacturers that can make the molds and produce and supply the washing machines. The machines will have certain features that will rely on programmed electronic components. We will identify and pursue procurement departments within various retail chains to secure orders for washing machines, in order to sell and distribute. We will have to finalize shipping and distribution channels, create an online store for direct sales to consumers of washing machines, and establish warranty and service location(s) and personnel.

Self-Balancing Spin Baskets for Domestic Washing Machines (partially funded in 2011 and 2013 by application evaluation and development revenue) Our prototype testing has established that XYO balancing is highly effective at reducing vibration in washing machines, when built into the spin basket assembly. Reduced vibration in washing machines means lower power consumption and higher RPMs, hence faster and more effective water extraction. We have investigated the washing machine parts manufacturing industry and are presently searching for joint venture partners capable of collaborating with us to certify, manufacture and market our designs. Washing machine manufacturers often source their spin basket components from such specialized manufacturers, and our XYO-balanced spin baskets can be designed as a value-added alternative, in form factors suitable for incorporation into washing machine manufacturers’ existing models.

Energy-Efficient High Performance Automotive Parts Perpetual has made a number of inroads to develop the energy-efficient high performance automotive parts segment. On July 30, 2011, Motor Sport Country Club Holdings, Inc. (OTCQB:VIIN) entered into a worldwide exclusive master license agreement with us in which they received rights with respect to the marketing, use, distribution and sublicense of products utilizing XYO in the automotive industry, and the right to use the XYO Racing Brand. Our role has been to assist Motor Sport with marketing support, including website development/maintenance and promotional materials; and engineering support, including mass production sourcing and design of XYO balancers for use within the automotive industry. We launched and are expanding our high-performance automotive website, www.xyoracing.com, which includes an online store that features a number of aftermarket XYO balancers. In 2011 we exhibited at the Specialty Equipment Market Association (SEMA) trade show in Las Vegas and at the Bonneville Salt Flats Speed Week, where we were represented by motorcycle and race car driver Carl Dilley, who set a world land speed record there. See further discussion of Motor Sport in the annual and first quarter Management’s Discussion and Analysis sections below.

Self-Balancing Truck Wheels Unbalanced wheels cause pronounced vibration and even “hopping” in trucks, which is hard on drivers and cargo, and creates mechanical inefficiencies and fatigue in the drive train. Tire wear, buildup, rim damage, and manufacturing imperfections are some of the inevitable causes. Balancing by affixing weights to the wheel rim is labor intensive and does not address the constantly changing location and degree of unbalance. With XYO we believe it is possible to automatically and continuously balance the wheel during the life of the wheel, reducing the need for servicing. Our goal is to develop XYO balancer implementations either into the wheel rim itself, or as add-on accessories to conventional wheel rims.

Clutch Fans for Heavy Duty Diesel Trucks  A clutch fan is mounted at the front of the engine and forces air through the radiator when the engine requires additional cooling. Debris coming through the front grill can cause buildup or pockmarks on blades of the fan, creating unbalance that results in harmful vibration that is transmitted into the rest of the engine. Furthermore, when the fan is engaged, it robs power from the drive train. For all of these reasons, the fan needs to be kept balanced and efficient. The conventional solution is to affix weights to the blades opposite “heavy” spots, which is labor intensive. Our prototype testing has demonstrated that XYO can accomplish the same thing, plus continually and automatically adjust itself while the engine is operating, throughout the life of the fan. Our goal is to optimize and market clutch fan balancers as add-on parts, and/or have them manufactured directly into the clutch fan hubs.

Drive Shafts for Long Haul Buses and Trucks The function of a drive shaft is to transmit torque and rotation from the engine to the wheels. A primary cause of vibration in drive shafts is mass imbalance due to manufacturing tolerances, material defects, and uneven welding, as well as to buildup, erosion and wear while on the road. Vibration represents wasted energy, and therefore a well-balanced, low-vibration drive shaft translates to better power transmission, quieter operation, better fuel efficiency, and less wear and tear on the drive shaft and adjoining parts. Our testing has demonstrated that incorporating XYO technology into draft shafts can reduce the need for costly precision in some conventional stages of the drive shaft’s manufacture, while resulting in a better-balanced, self re-balancing, end product that requires less servicing over time. We are looking for capable, innovative manufacturers to work with to optimize and implement XYO balancing into existing or new product designs.

Efficient, Low-Maintenance Oil Well Pumps (partially funded in 2013 by application evaluation revenue) Industrial pumps increase the flow of liquids such as crude oil, or a mix of oil and water, from a production well via artificial lift. They are used when there is insufficient pressure in the reservoir to lift the produced fluids to the surface, and also to increase the flow rate in naturally flowing wells. Vibration in a pump can result from the machine’s inherent imperfect balancing, which only worsens via damage, corrosion, buildup, and fluid load inconsistencies. We are designing XYO balancing solutions that can counterbalance the ever-changing unbalances, resulting in improved operating energy-efficiency and less downtime caused by wear and tear.

Sources and Availability of Raw Materials

Because we will be working with established manufacturers to make products that are relatively commonplace except for the addition of our innovative XYO technology, there are no concerns about the sources and availability of raw materials. XYO balancers themselves can be made of materials that are abundantly available.

Dependence on One or a Few Major Customers

We do not intend to be dependent on one or a few major customers in the long term, however in the early stages of our manufacturing and sales activity, this may be the case.

Intellectual Property

We are investigating the potential to expand the catalog of patents and know-how that we have generated, acquired, or obtained the rights to, including the pursuit of patents for innovative features emerging in our product designs.

ETI License Agreement

XYO is a patented technology that we have licensed from ETI Technologies Inc. on an exclusive worldwide basis. The term of the License Agreement is from January 27, 2005 to the end of the life of the last existing XYO patent defined in the agreement, which is currently projected to be March 7, 2023.

Future patent applications regarding the XYO technology will be pursued in order to extend the patent protection component of this agreement and extend the term of the original agreement if possible. The territory of the Agreement is worldwide, and we have the right to manufacture or have manufactured, sell, and use, the products incorporating XYO (that is, XYO balancers and machines that use them), as well as to sub-license these rights to third parties. In consideration of the rights granted by this Agreement, Perpetual shall pay to ETI non-refundable royalties and annual license fees.

Royalties are calculated each January 31, equal to the greater of: a royalty of 2.5% on any revenue in the foregoing twelve months that Perpetual derived from the use, manufacture, sale, or sub-licensing of XYO or Products incorporating XYO during the Term of the Agreement; or minimum annual royalties due each January 31, escalating from zero to $125,000 in the Initial Five-Year Period Feb 2006 to Jan 2011, and subsequently $75,000 annually until the end of the term. Royalties shall be subject to 6% annual interest compounded quarterly, on outstanding balances after January 31, 2010.

Annual license fees are due each January 31, escalating from $25,000 to $90,000 from Jan 2005 to Jan 2010, and from $50,000 to $90,000 from Jan 2011 to Jan 2015, with no subsequent annual license fees.  Annual license fees shall be subject to 6% annual interest compounded quarterly.

The License Agreement was modified by an Amendment and Waiver of Default effective July 31, 2010, in which ETI waived any rights to terminate the Agreement in the event of non-payment by Perpetual. The Amendment and Waiver of Default stated that the outstanding balance on July 31, 2010, net of payments to ETI and net of patent fees paid on behalf of ETI, was recognized to be comprised of:

Royalty fees (cumulative as of 7/31/10)	$150,000
Royalty fee interest (cumulative as of 7/31/10)	$4,058
Licensing fees (cumulative as of 7/31/10)	$185,174
Licensing fee interest (cumulative as of 7/31/10)	$43,835

It stated that the accumulating interest would be sufficient consideration for any growing balance resulting from Perpetual’s non-payment. In order to protect the rights of potential sub-licensees, and with the intent of preventing sub-licensee claims against Perpetual in the event of termination for any other material breach, it further stated that in the event of termination of the Agreement, ETI agrees to grandfather any and all agreements entered into by PI with respect to the manufacture or sublicense of XYO. All such agreements would be assigned to ETI as the licensor, and all terms and conditions would remain in effect and be completely honored by ETI. . As of July 31, 2013 and 2012, the cumulative balance owed by Perpetual was $779,052 and $606,656, respectively:

	As at July 31, 2013	As at July 31, 2012
Royalty fees	$ 400,000	$ 325,000
Royalty fee interest	62,055	36,987
Licensing fees	232,311	176,864
Licensing fee interest	84,686	67,805
Total	$ 779,052	$ 606,656

Either Party may terminate this Agreement in the event that the other Party breaches a material condition other than non-payment by Perpetual, provided that the first Party gives written notice to the second Party of the breach. The second Party shall have thirty (30) days from receipt of such notice to correct the breach. In the event the breach is not remedied within this period, the first Party may, in its sole discretion, terminate this Agreement within a reasonable time after the expiry of the thirty (30) day period.

ETI Patents Expiration and Effect

Based on our latest analysis of ETI’s patent portfolio and the current patent laws in various countries, with respect to ETI’s patents as of the date of the filing of this registration statement:

Year	Month	Number of Patents Expiring	Number of Patents Remaining
2013	November	0	39
2014	May	2	37
2014	October	1	36
2015	May	16	20
2015	June	2	18
2016	May	1	17
2017	February	1	16
2017	March	1	15
2017	April	8	7
2017	September	2	5
2019	August	1	4
2019	September	1	3
2021	May	1	2
2022	July	1	1
2023	March	1	0

Any expiration of ETI’s patents or claims could adversely affect our business.

However, with regard to the importance and effect of these patents, it is necessary to understand the structure of the Company’s intellectual property. Patents have been relied upon to discourage infringement during the research and development stage of the technology. In that sense we believe that the main purpose of the patents has been that they have served to provide the Company a head start against potential competitors. We also believe based upon management’s knowledge and experience of dealing with the patents, the information published in the patents in and of itself alone is not sufficient for a reader to engineer an effective implementation of the concepts. A significant body of unpublished know-how and trade secrets is closely held by the Company in order to mitigate the risk of competition that could arise from other parties’ reliance merely upon the information contained in the patents. The Company can derive revenue from sub-licensing its know-how without sub-licensing the rights to patents or it can, as it has the right to do under the agreement, also sublicense the patents as well. Furthermore, the Company is increasingly focused on the marketing of not only its intellectual property, but also of finished commercial products through joint ventures in various industries.

Regulatory Environment

The company deals with government approvals, regulations, and environmental laws primarily by having a business model in which it is our contract manufacturers and our sublicensed customers who are ultimately responsible for their facilities’ and products’ compliance in the regions and markets of their expertise.

Research and Development

Our know-how regarding the design principles, production, and implementation of XYO balancing solutions is the result of many years of fundamental R&D. In the early years we carried out R&D work to refine our core know-how and other intellectual property, and optimized the implementation of XYO in certain applications. Some of these results are available to the public at our technical website, www.xyobalancer.com.

We developed relationships with arm’s length engineering support firms such as Vibranautics Inc. and Beaver Parts Ltd., with which we have an ongoing relationship in which they are Authorized XYO Specialists. Such relationships enable us to easily carry out prototyping, design and comparative testing, and to give accurate quotes on materials, assembly and manufacturing.

Each implementation of the XYO technology requires its own intensive prototype testing phase. However, the cost of these projects is typically borne in large part by customers who hope to obtain a sublicense for the technology, and we have not incurred substantial R&D costs during the last two fiscal years or the current year-to-date.

Our Employees

Currently we have two individuals providing primarily management and business administrative services :

Brent Bedford, Chairman, President and CEO, has an oral agreement under which he provides management services through an entity that he owns, Pulseman Inc. All of his time is spent on the Company, except that up to 20 hours per quarter is spent on his directorship of ETI Technologies Inc., Pulseman Inc., Shabu Shabu Shack Inc., and Graffiti Group Inc.  He does not believe that this de minimus time spent each quarter detracts from his ability to devote essentially all of his time and efforts to the implementation of our business plan and in no way detracts from the development of our business.

Doug Greig, General Manager of Operations, has an oral agreement under which he provides management services through an entity that he owns, Blackbird Insight Inc. All of his time is spent on Perpetual and its business.

Both of them serve in the administration and business aspects of the company, although Mr. Bedford has significant knowledge of the engineering of the XYO technology.

Engineering and industrial research and development, design activities surrounding the development and implementation of the XYO technology in a variety of applications, as well as more recent testing, manufacturing planning and sales support have been provided by three individuals on an as-requested basis, including two highly qualified engineers at Vibranautics Inc. and a marketing/engineering liaison at Beaver Parts Ltd. We have no formal contract or agreement with these entities and individuals; work is requested and invoiced on a monthly basis.

Beaver is categorized as a Variable Interest Entity (VIE) under GAAP. The importance of identifying Beaver as a VIE is that it requires us to treat Beaver as a related party for financial statement purposes. If we were Beaver’s primary beneficiary, which we are not, then we would have needed to consolidate their financial statements with ours. The term VIE is used by the United States Financial Accounting Standards Board to refer to an entity that meets one of the following requirements:

•

The reporting enterprise, its related entities, or both participate significantly in the design of the entity, and the entity is neither a joint venture nor a franchisee.

•

The entity is designed so that substantially all of its activities either involve or are conducted on behalf of the reporting entity or its related parties.

•

The reporting enterprise and its related parties provide more than half of the total equity, subordinated debt, and other forms of subordinated financial support to the entity based upon an analysis of the fair values of the interests in the entity.

•

The activities of the entity are primarily related to securitizations, other forms of asset-backed financing, or single-lessee leasing arrangements.

In our case, Beaver is considered a VIE because it meets the second and third of these conditions. Beaver, with the assistance of Perpetual, was manufacturing products using XYO technology. Both companies were working together to market the products. In this sense, although it has other operations as a landlord, general contractor, and prototyping service, Beaver was designed so that substantially all of its activities either involved or were conducted on behalf of Perpetual and our related parties. Substantially all of Beaver’s activities coincided with Perpetual’s activities. We and our related parties provided more than half of Beaver’s subordinated financial support. Beaver was funded entirely through loans: until January 1, 2010, we provided 100% of the financial support for Beaver, and after January 1, 2010, one of our shareholders began providing the financial support. We have no obligation to fund anything additional to Beaver nor do we have any controlling financial interest in Beaver, hence we are not the primary beneficiary for financial statement purposes.

To elaborate, we have an explicit variable interest arising from a loan from us to Beaver. The fair value of this loan varies depending on Beaver’s net assets, in other words the collectability of the loan. During the period January 25, 2005 (Inception) through January 1, 2010, we advanced operating funds to them so that they could research and develop products that feature XYO, and market these products. We advanced the funds in the form of an accumulating loan. The resulting $809,245 balance was not repaid to us, and at our July 31, 2010 year-end we wrote it off, deeming it to be uncollectable based on factors including Beaver’s financial condition and the absence of any guarantee or liquidation preference. As of the loan’s date of maturity, August 31, 2012, it was still in default and there is a risk that it may never be repaid. There was no carrying value recorded at July 31, 2013 or 2012.

We have two other forms of involvement with Beaver that contribute to its categorization as a related party, even if by themselves they might not be sufficient to justify that categorization.

Subsequent to the loan write-off event, we continued to rent office space from Beaver under a lease that calls for $3,000 per month through March 31, 2015, but in lieu of paying cash for rent we booked interest income on the uncollectable loan. An additional payment of approximately $30,000 was received in the year ended July 31, 2012, which was also booked as interest income. We believe Beaver will be able to continuing operating as our landlord, despite its financial health being too weak to repay the loan. If we have to find a new location, it is management’s belief that substitute office space can be obtained, on similar terms, without significant disruption to operations.

Also subsequent to the loan write-off event, we hired Beaver to perform marketing services. In the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 the Company incurred marketing expenses totalling $158,170, 296,309, and $568,207 respectively for services performed by Beaver. In this regard there was a year-end balance owing to Beaver of $31,630 at July 31, 2012, and none at July 31, 2013. There is a risk of Beaver becoming unable to provide marketing services because of its financial condition or other reasons. Our risk in this regard is mitigated by the more recent advent of Vibranautics, a company able to provide similar marketing services to those previously provided by Beaver, and manufacturing planning services that we might otherwise have relied upon Beaver for. Therefore it is management’s belief that our marketing and manufacturing planning efforts would not be adversely affected.

Board of Advisors

Emerging companies with limited resources must develop creative external support structures. With this in mind we have assembled a Board of Advisors, a formal network of people outside the Company who can help it the most. In addition to being an effective and diverse source of advice, ideas and opinions, the Board of Advisors can help set policy, serve as mentors, and assist with a variety of critical activities from time to time. The Board of Advisors provides advice, recommendations and guidance to the Company’s Board of Directors and management team, aiding in the establishment, growth, and profitability of the Company. The current members bring a variety of perspectives, such as business experience in various industries, finance industry expertise, advanced engineering knowledge in our field, international connections in regions of interest to us, and involvement in high performance motor sports.

Going Concern Qualification

Our lack of meaningful operating revenues to date, i.e. the fact that we are in the development stage, raises substantial doubt about our ability to continue as a going concern and our auditor has so indicated in our financial statements.

Reason for Going Public

We commenced actions to become a public company in the U.S. to increase our presence and profile in the U.S. and elsewhere in the world by being a U.S. public company, an essential part of our business plan, and in that connection, we located SEC counsel, travelled to the U.S. to meet U.S. counsel and begin the process of drafting our registration statement, located accountants and auditors for the Company, and secured audited financial statements necessary for the filing of the registration statement.

We believe that by becoming a public company we can increase our visibility and prestige and thus grow our business faster than as a private company.

As of October 22, 2013, we had approximately $163,000 in cash in the bank. We anticipate that we will incur certain costs irrespective of our operational and business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $100,000 in connection with this registration statement and thereafter $125,000 annually. We anticipate that we would incur approximately $900,000 in operational expenses during the next 12 months if we continue to implement our business plan at its current level, comprised of expenses related to continuing to conduct and participate in similar events and operational activities at the same rate as currently.

As we estimate our total need for funds for operations at our current level, including all expense of going and staying public and continuing operations at their current level in the next 12 months is within $1,000,000, we accordingly anticipate an average monthly burn rate of approximately $85,000 during the next 12 months to maintain operations at their current levels as well as pay costs associated with going and staying public. We do not believe that our current cash resources plus anticipated revenues during the next 12 months will be sufficient to meet these requirements.  We anticipate that funding will be provided by the sale of debt or equity securities, as described herein, as well as operational revenue. Management has made no commitment to provide and is not obligated to provide any additional funding.

For example, in October 2013, the Company entered into an unsecured debenture under which it borrowed $100,000 from a non-affiliated shareholder at an annual non compounding interest rate of 12%. Repayments are to be applied first to payment of principal and secondly to payment of interest. No maturity date is specified. Also in October 2013, the Company received a $100,000 non-refundable deposit from a customer entity owned by a non-affiliated shareholder in connection with a contract, involving the use of the XYO technology, which is currently under negotiation. There is no assurance that we will ultimately execute a final, binding agreement.

During the next 12 months, we anticipate engaging in the following activities to support the implementation of our business plan. We may vary our plans depending upon operational conditions and available funding:

SUPPLEMENTAL ACTIONS	COST
Securing of potential joint venture partners/investors for manufacturing and distribution in various industries, including international travel, marketing, due diligence, etc.	$600,000
Provision of engineering and marketing support to industry joint ventures	$1,000,000
Management, administration, insurance, and other overhead costs associated with the above	$600,000
Public company governance and compliance costs associated with the above	$200,000
Intellectual property augmentation: acquisition of additional IP, expansion of XYO patents, development of non-XYO patents, and IP enforcement	$600,000
TOTAL	$3,000,000

The primary obstacle to implementing this plan will be the lack of operating capital until we raise or generate additional funding as described above.

We estimate that we will need up to an additional $3,000,000 to support the implementation of our business plan at the level described in the table above. If we do not generate sufficient cash flow from operations in excess of the amount necessary to maintain operations at their current levels as well as pay costs associated with going and staying public as described above the table, we may have to raise additional capital to finance activities desired to support the implementation of our business plan. Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests.

Failure to secure any necessary financing in a timely manner and on favorable terms could hinder or delay our desired activities to support the implementation of our business plan. Except as set forth above, we do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS ENDED JULY 31, 2013 AND 2012, AND THE PERIOD JANUARY 25, 2005 (INCEPTION) TO JULY 31, 2013 (AUDITED)

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Perpetual Industries Inc., or the “Company” is a Nevada corporation formed on January 25, 2005 with a principal business address at #110, 5 - 8720 Macleod Trail South, Calgary, Alberta, Canada T2H 0M4.  Telephone: 403-214-4321.

Business

We are a development stage company. Our business is the research and development of new and innovative energy efficient products. Our key technology is a mechanical patented balancing device called XYO. We design, prototype, test, and manufacture or have manufactured products containing XYO technology, and sub-license XYO technology to third parties. XYO technology is used for balancing rotating parts in machines so that they produce less vibration, resulting in a machine that operates in a more energy efficient manner.

XYO is a patented technology that we have licensed from ETI Technologies Inc. on an exclusive worldwide basis. The term of the License Agreement is from January 27, 2005 to the end of the life of the last existing XYO patent defined in the agreement, which is currently projected to be March 7, 2023.

Future patent applications regarding the XYO technology will be pursued in order to extend the patent protection component of this agreement and extend the term of the original agreement if possible. The territory of the Agreement is worldwide, and we have the right to manufacture or have manufactured, sell, and use, the products incorporating XYO (that is, XYO balancers and machines that use them), as well as to sub-license these rights to third parties.

Revenue Generation

Revenue is generated from agent fees, prototype evaluation projects, licensing and royalties, and sale of finished goods.

The process of revenue generation involves market research and interaction with potential customer companies to understand their industries and the specific vibration-related technical issues involved with the machines they manufacture. With interested customers, we enter into a prototype evaluation contract in which we provide baseline testing, XYO balancer design, fabrication and installation, comparative testing, and a feasibility report. If results are acceptable, we may attempt to negotiate a sub-licensing and royalty agreement with the customer.

The wide range of our prototyping experience has equipped us to begin the process of designing and manufacturing XYO balancers ourselves, and supplying them to customers instead of the customers handling the manufacturing themselves.

Since our inception, we have executed or prepared to execute the following types of activities which have resulted in our generating $222,400 in revenue from inception through July 31, 2013, and $23,800 in deferred revenue as at July 31, 2013.

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design, production and sale of XYO branded balancers

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design, production and sale of XYO branded products optimized around XYO balancers

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prototype evaluation projects and commercialization of XYO implementations through other parties on a sub-license and royalty fee basis

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Other Critical Accounting Policies and Estimates

Our Financial Statements have been prepared in accordance with US GAAP and fairly present our financial position and results of operations. We believe the following accounting policies are critical to an understanding of our financial statements. The application of these policies requires management’s judgment and estimates in areas that are inherently uncertain.

Loan Receivable

Loan receivable is stated at the unpaid principal balance, less an allowance for loan losses. Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. The Company records an allowance for loan losses to allow for any amounts that may not be recoverable, which is based on the Company’s evaluation of the collectability of the loan including current economic conditions and adverse situations that may affect the borrower’s ability to repay.  An allowance for uncollectible interest is established by a charge to interest income. Based on management’s review of loan and interest receivable, an allowance for loan and interest losses was considered necessary at July 31, 2010 for $809,245. The carrying balance of the loan receivable net of allowance was zero at July 31, 2013 and 2012.

Fair Value of Derivative Financial Instruments

The Company’s derivative financial instruments consist of warrants, which are recorded in the accompanying balance sheets at fair value. Fair value is estimated using the Black-Scholes option valuation technique, utilizing  observable inputs including the exercise price of the warrants, the treasury yield curve, the Company’s common stock price and the expected volatility, which is based on the average volatilities of five similar public entities.  Option-based techniques are highly volatile and sensitive to changes in the Company’s trading market price and the trading market price of various peer companies, which historically have high volatility. Gains or losses resulting from changes in the fair value of derivative financial instruments are included in derivative income (expense) in the accompanying statements of operations.

Income Taxes

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740-10, “Uncertainty in Income Taxes” (“ASC Topic 740-10”). The Company has not recognized a liability as a result of the implementation of ASC Topic 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits at July 31, 2013 or 2012 and since the date of adoption.

The Company has not recognized interest expense or penalties as a result of the implementation of ASC Topic 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to the unrecognized tax benefit in interest expense and penalties in operating expenses. The Company is subject to examination by the Internal Revenue Service and state tax authorities for all tax years since Inception.

The Company has not filed any U.S. or Canadian income or other tax returns. Had the returns been filed there would be taxable losses and tax losses available to offset future taxable income. The Company has not determined the amount of the potential benefits for these tax losses, because at this time it is more likely than not that the benefits will not be realized.

Revenue Recognition

The Company recognizes revenue when all of the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, there is a fixed or determinable sales price, and collectability is reasonably assured. Deferred revenue arises from amounts received from potential and actual licensees prior to services being provided and is being amortized to income as it is earned. Certain of these revenues are categorized as noncurrent due to the length of the contract.

Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive. Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share calculations. Common stock warrants to purchase 16,509,500, 13,951,500, and 16,509,500 shares of common stock were not included in the computation of diluted weighted average common shares outstanding for the periods ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013, respectively.

Stock

The Company issues shares of its common stock in tranches once the Board of Directors accepts the tranche of stock subscribers. As of July 31, 2012, the Company had received cash for common stock payable in the amount of $638,400 for stock subscriptions of 2,128,000 shares, which were satisfied via stock issuance subsequent to July 31, 2012. No common stock was payable as of July 31, 2013.

Impact of Recently Issued Accounting Standards

Other than as listed below, we do not believe that any accounting pronouncements recently issued by the FASB, the AICPA, and the SEC, would if adopted have a material effect on our present or future financial statements.

ASU 2011-04 Fair Value Measurement

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

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An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

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In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for an Emerging Growth Company during interim and annual periods beginning after December 15, 2011.

ASU 2011-05 Comprehensive Income

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for an Emerging Growth Company for fiscal years, and interim periods within those years, beginning after December 15, 2012.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in nonconvertible debt; or

(d)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Results of Operations

Revenue

We obtain revenue in several ways: agent fees, application evaluation and development projects, licensing, royalties from licensees, and the sale of our own products. For the period from January 25, 2005 (date of inception) to July 31, 2013, we had approximately $222,400 in revenues. Of this, $197,400 was derived from application evaluation and development projects, and the remainder from agency fees. At July 31, 2013, we had deferred revenues of $23,800, consisting of deferred application evaluation fees.

In our fiscal year ended July 31, 2013, the following customers owned by non-affiliated shareholders accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Net Revenues	Percentage of Total Net Revenues
DMC	$26,225	28%
ZAR Corp.	$59,415	65%
Total	$85,640	93%

We have no agreements with these customers, who purchase from us on a purchase order type basis only.

Expenses

Our expenses for the year ended July 31, 2013, the year ended July 31, 2012 and cumulative since inception are shown in the table below. Advertising and Marketing expense fell by 23% in 2013 when compared to 2012 as a result of having fewer prototype products designed and built, to be used in selling and marketing activities. Wages declined by 18% in 2013 when compared to 2012 as a result of reductions in headcount and salary reductions for management. Travel expense declined by 14% as a result of changing patterns of travel. License and Royalty fees increased in 2013 when compared to 2012, from $130,000 to $140,000. The increase is due to the variable annual amounts payable under the ETI agreement. For the upcoming year, we plan to keep operating expenses around the same level as 2013. However, we expect professional fees to increase substantially due to compliance and governance costs related to applying to become a public company.

	YE July 31, 2013	YE July 31, 2012	January 26, 2005 (Inception) to July 31, 2013
Advertising and Marketing	$202,008	$312,560	$995,718
Travel	$59,182	$69,099	$498,115
Wages	$182,165	$220,807	$2,103,353
License and Royalty Fees	$140,000	$130,000	$920,000
Other	$291,700	$182,373	$1,383,860
Total Expenses	$875,055	$914,839	$5,901,046

Our derivative liability, which had arisen from share purchase warrants that were issued as part of common share issuances for cash, decreased to zero during the year ended July 31, 2013, because all of the warrants with derivative features expired. Warrants were re-issued without derivative features during the year, and as a result we report a Warrant Issuance Expense in the year ended July 31, 2013.

	YE July 31, 2013	YE July 31, 2012	January 26, 2005 (Inception) to July 31, 2013
Warrant Issuance Expense	$(1,069,816)	-	$(1,069,816)
Derivative Income	587,531	572,918	1,533,297

Income and Operation Taxes

The Company has not filed U.S. or Canadian income tax returns since its inception, as it has incurred continual losses since that time. The Company has not recognized any tax benefits for the years presented as it is more likely than not that the tax benefits will not be realized.

Net Loss

We incurred net losses of $1,276,285 and $257,448 for the years ended July 31, 2013 and 2012, respectively.

Other Significant Items

On July 30, 2011 we entered into a Master License Agreement with Motor Sport Country Club, a public company, for certain exclusive rights in the automotive industry. This deal had the potential to be a significant licensing event. It was conceived as a $2.5 million license with royalties to follow, and we also invoiced them over $100,000 for a variety of services in 2012, to prepare and support the XYO Racing brand and to support the master license relationship. Unfortunately, they did not execute their operations successfully, and under our revenue recognition policy, which considers factors such as the inactivity of their stock and the unlikelihood of collection from them judging from their public filings, our financial statements do not recognize any of the transactions in that relationship. We did, however, receive a non-refundable payment from them in the form of 10 million shares, which we value at zero and which make us an approximately one-third owner. This share ownership may carry with it certain obligations with regard to Motor Sport’s governance and compliance, and there may be certain business opportunities to pursue in relation to that company’s future. On March 5, 2013, Motor Sport’s public registration was terminated pursuant to Rule 12g-4(a)(2).

During the year ended July 31, 2012, Motor Sport notified the Company that it disputed certain invoices for work performed by the Company during the year. Motor Sport indicated their opinion that the Company was in breach of contract for not obtaining sufficient pre-approval for the invoices, and stated that they may terminate the license if the invoices were not withdrawn. The Company is of the opinion that Motor Sport has no basis for a suit against the Company. Due to the inherent uncertainties in matters of this type, the Company cannot give a probability of an unfavorable outcome or a range of loss, and no accrual has been made to reflect any such risk. We plan to investigate the foregoing matters with the assistance of our legal counsel.

Commitments and Contingencies

The table below lists our future contractual obligations for License and Royalty fees, Office Rent, and Accrued Wages.

	Payments due by period
Contractual Obligations	Total	Less than 1 year (up to July 31, 2014)	1-3 years (up to July 31, 2016)	3-5 years (up to July 31, 2018)	More than 5 years
License and Royalty Fees (through 2023 , subject to increase based on revenue)	$ 955,000	$150,000	$280,000	$150,000	$ 375,000
Office Rent (through March 2015)	$60,000	$36,000	$24,000	-	-
Accrued Wages	$151,000	$151,000 ~~-~~	-	-	-
Total	$ 1,166,000	$337,000	$304,000	$150,000	$ 375,000

Liquidity and Capital Resources

We have executed or prepared to execute the types of activities described in “Revenue Recognition” above which have already resulted in our generating $222,400 of revenue from inception through July 31, 2013, and $23,800 in deferred revenue as at July 31, 2013.

As of October 22, 2013, we had approximately $163,000 in cash in the bank. We anticipate that we will incur certain costs irrespective of our operational and business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $100,000 in connection with this registration statement and thereafter $125,000 annually. We anticipate that we would incur approximately $900,000 in operational expenses during the next 12 months if we continue to implement our business plan at its current level, comprised of expenses related to continuing to conduct and participate in similar events and operational activities at the same rate as currently. As we estimate our total need for funds for operations at our current level, including all expense of going and staying public and continuing operations at their current level in the next 12 months is within $1,000,000, we accordingly anticipate an average monthly burn rate of approximately $85,000 during the next 12 months to maintain operations at their current levels as well as pay costs associated with going and staying public. We do not believe that our current cash resources plus anticipated revenues during the next 12 months will be sufficient to meet these requirements. We anticipate that funding will be provided by the sale of debt or equity securities, as described herein, as well as operational revenue. Management has made no commitment to provide and is not obligated to provide any additional funding.

For example, in October 2013, the Company entered into an unsecured debenture under which it borrowed $100,000 from a non-affiliated shareholder at an annual non compounding interest rate of 12%. Repayments are to be applied first to payment of principal and secondly to payment of interest. No maturity date is specified. Also in October 2013, the Company received a $100,000 non-refundable deposit from a customer entity owned by a non-affiliated shareholder in connection with a contract, involving the use of the XYO technology, which is currently under negotiation. There is no assurance that we will ultimately execute a final, binding agreement.

During the next 12 months, we anticipate engaging in the following activities to support the implementation of our business plan. We may vary our plans depending upon operational conditions and available funding:

SUPPLEMENTAL ACTIONS	COST
Securing of potential joint venture partners/investors for manufacturing and distribution in various industries, including international travel, marketing, due diligence, etc.	$600,000
Provision of engineering and marketing support to industry joint ventures	$1,000,000
Management, administration, insurance, and other overhead costs associated with the above	$600,000
Public company governance and compliance costs associated with the above	$200,000
Intellectual property augmentation: acquisition of additional IP, expansion of XYO patents, development of non-XYO patents, and IP enforcement	$600,000
TOTAL	$3,000,000

The primary obstacle to implementing this plan will be the lack of operating capital until we raise or generate additional funding as described above.

We estimate that we will need up to an additional $3,000,000 to support the implementation of our business plan at the level described in the table above. If we do not generate sufficient cash flow from operations in excess of the amount necessary to maintain operations at their current levels as well as pay costs associated with going and staying public as described above the table, we may have to raise additional capital to finance activities desired to support the implementation of our business plan. Any such financing could be difficult to obtain or only available on unattractive terms and could result in significant dilution of stockholders’ interests. Failure to secure any necessary financing in a timely manner and on favorable terms could hinder our delay our desired activities to support the implementation of our business plan. Except as set forth above, we do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Our auditor has indicated in its report that the fact that we are in the development stage raises substantial doubt about our ability to continue as a going concern. The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

DESCRIPTION OF PROPERTY

There is a Lease Agreement between Beaver Parts Ltd. (the "Landlord") and Perpetual Industries Inc. (the “Tenant”) effective January 25, 2013 for our offices at 4009 - 4th Street SE, Calgary, Alberta, Canada T2G 2W4.

•

Number of Square Feet: total approx. 3,000 square feet

•

Term of Lease: renewable March 31, 2015

•

Monthly Rental: Canadian $3,000 including utilities and sales tax.

The property is adequate for our current needs. We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

The amounts and terms of related party transactions are not necessarily indicative of the amounts and terms which would have been incurred had the transactions been incurred with unrelated parties.

Reconciliation of Related Party Expenses Disclosures to Related Party

Expenses Line of Statement of Operations for the Year Ended July 31, 2013

Management and Other Expenses:
Management services	$ 169,578
Multi-media marketing, advertising and website maintenance services	21,242

Royalties and License Fees Pertaining to Exclusive Rights, excluding interest which appears under Other Income (Expense).	140,000

Variable Interest Entity outlined in Note 4:
Marketing services	158,170
Rent	35,771

Total Related Party Expenses	$ 524,761

Management and Other Expenses

The Company’s president, Mr. Bedford, deferred portions of the first three years of compensation due him. The balances due him as of July 31, 2013 and 2012 for amounts deferred totalled $151,000, at both year-ends. These back wages are unsecured, non-interest bearing and due upon demand. There was no formal deferred wages agreement and therefore no set repayment date .. The Company has recorded these amounts as current in the accompanying balance sheets.

Period During Which Wages Were Earned	Portion Currently Payable as at July 31, 2013	Portion Deferred Indefinitely	Balance Deferred Indefinitely
YE July 31, 2006	$0	$72,000	$72,000
YE July 31, 2007	$0	$38,500	$110,500
YE July 31, 2008	$0	$40,500	$151,000

In subsequent years the Company contracted for management services from Pulseman Inc., an entity owned by the Company’s president, Mr. Bedford, pursuant to an oral agreement.

A short term shareholder loan of approximately $100,000 was received from Mr. Bedford in the year ended July 31, 2013. It is unsecured, non-interest bearing and due upon demand. It appears under ordinary accounts payable on the Balance Sheet, and is unrelated to the accrued wages discussed above. As at July 31, 2013 the repayment balance outstanding for this loan was approximately $45,000.

During the period January 25, 2005 (Inception) through July 31, 2013, the Company paid certain entities owned by members of management (Brent Bedford, Doug Greig, Jason Cowles, Dean Brawn, James Devitt, and Kevin Slywka) for management services rendered. The amounts for the years ended July 31, 2013 and 2012 and for the period January 25, 2005 (Inception) through July 31, 2013 were approximately $170,000, $220,000, and $1,415,000, respectively. As of July 31, 2013 and 2012, the Company owed these entities approximately $77,900 and $22,800, respectively.

Specifically, Brent Bedford, Chairman, President and CEO, has an oral agreement under which he provides management services through an entity that he owns, Pulseman Inc. Under this agreement, he accrued at monthly intervals a total of approximately $128,000 and $119,000 in the years ended July 31, 2013 and 2012, respectively, and is currently expected to accrue at monthly intervals a total of approximately $120,000 in the year ended July 31, 2014. He is also a shareholder. Doug Greig, General Manager of Operations, has an oral agreement under which he provides management services through an entity that he owns, Blackbird Insight Inc. Under this agreement he accrued at monthly intervals a total of approximately $41,000 and $54,000 in the years ended July 31, 2013 and 2012, respectively, and is currently expected to accrue at monthly intervals a total of approximately $42,000 in the year ended July 31, 2014. He is also a shareholder.

During the periods presented, the Company was provided multi-media marketing, advertising and website maintenance services from a related entity, Flip Flop Studios Inc. The owner of the entity is Shelley Bedford, a small shareholder of the Company, and the wife of the Company’s president. There was no amount due to this entity at July 31, 2013 and 2012. Total services provided from this entity to the Company during the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 relating to services provided by this related party were approximately $21,000, $16,000 and $454,000, respectively.

Expenses pertaining to the Variable Interest Entity (“VIE”) mentioned in Note 4 to the financial statements are included in Statements of Operations as related party expenses.

Royalties and License Fees Pertaining to Exclusive Rights

In January 2005, the Company entered into a licensing agreement with a related party, ETI Technologies Inc., whose primary business is the ownership and maintenance of patents concerning the XYO technology. ETI is considered a related party under Item 404(a)(1) of Regulation S-K for the reason that Brent Bedford, while not a shareholder of ETI, is a director of both ETI and Perpetual. The licensing agreement is for the exclusive rights in XYO for automatic balancing systems suitable in the balancing and stabilization of rotating systems. These rights enable the Company to manufacture, or have manufactured, sell, and use, the products incorporating this technology, and to sub-license to third parties the right to manufacture or have manufactured, sell and use, the products incorporating this technology. The agreement calls for annual royalties and license fees. Royalties are calculated annually at a rate of 2.5% on any revenue derived from the use of the technology, subject to a varying minimum annual royalty fee of up to $125,000, for a period that is equal to the life of the underlying patents, i.e., until March 7, 2023 .. The license fees are due annually in escalating amounts as stated in the agreement through January 2015. The agreement also requires 6% annual interest on any unpaid license fees, and 6% annual interest on any unpaid royalty fees outstanding after January 2010. As of July 31, 2013 and 2012, the cumulative balance owed by Perpetual was $779,052 and $606,656, respectively.

Variable Interest Entity

During the period January 25, 2005 (Inception) through January 1, 2010, the Company advanced funds to a limited liability company, Beaver Parts Ltd., that has been identified as a Variable Interest Entity (“VIE”). These funds supported the operations of this VIE, which are to research and develop products that feature XYO and to market these products. The Company holds a note for these advances and the uncollected interest due, which calls for 9% interest per annum and has a maturity date of August 31, 2012 and is currently in default. In addition to the advancement of funds, the Company continues to have two other forms of involvement with the above VIE. In the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 the Company incurred marketing expenses totalling $158,170, 296,309, and $568,207 respectively for services performed by the VIE. In this regard there was a year-end balance owing to the VIE of $31,630 at July 31, 2012, and none at July 31, 2013. The Company also leases its offices from the above VIE. The terms of the lease call for monthly rent of $3,000 through March 31, 2015. The Company’s involvement with this VIE is limited to the aforementioned transactions.

Management has determined that although the above transactions created a variable interest in this entity, the Company is not the VIE’s primary beneficiary and, as such, the Company is not required to consolidate the financial statements of the VIE. In determining that it is not the primary beneficiary, the Company considered the VIE’s equity and voting interests, the percentage of the Company’s variable interest compared to the total of all other variable interests as well as an analysis determining the bearer of any losses and the benefactor of any gains from the VIE.

The maximum exposure to loss from this variable interest is limited to the collection of the loan receivable. The Company’s variable interest in the VIE amounted to $809,245 as of July 31, 2010 prior to the establishment of a full allowance on that date. Factors considered in establishing the allowance included the current financial condition of the VIE coupled with the fact that the loan is not guaranteed and has no liquidation preference. The carrying amounts on the balance sheets as of July 31, 2013 and 2012 are zero, net of allowances.

Total rent expense paid to Beaver for the years ended July 31, 2013 and 2012 totalled approximately $35,800 and $35,700, respectively, and $300,000 for the period January 25, 2005 (Inception) through July 31, 2013. The future rent obligations under this lease with Beaver will require approximately $36,000 for the year ended July 31, 2014 and $24,000 for the year ended July 31, 2015. Since February 2012, the Company’s rent obligations have been met by recording the amount of rent expense as interest income in lieu of cash, and this arrangement may continue. An additional payment of approximately $30,000 was received by us from Beaver in the year ended July 31, 2012, which was also booked as interest income.

Sales Agreement and Customer Concentrations

In the year ended July 31, 2012, the Company entered into sales agreements with an entity whose owner, David Surkan, is a shareholder of the Company. A prototype evaluation agreement for approximately $25,000 was entered into, and the Company received payment in full. This revenue was deferred and was to be recognized over a six month period. The Company also entered into an exclusive North American license agreement with this party, involving a $30,000 fee for pre-purchase of XYO balancers and a $45,000 upfront license fee for the exclusive right to manufacture or have manufactured, sell, use, and sublicense a type of marine propeller, or balancer thereof, incorporating XYO. The license agreement also calls for royalties to be paid to the Company, calculated quarterly as 50% of any revenue derived by the entity from the manufacture, sale, use, or sublicensing of products incorporating XYO. Effective April 30, 2013, Mr. Surkan formally requested that the license agreement be rescinded and the total $75,000 license and pre-purchase fee plus the $25,000 prototype evaluation fee be redirected toward the exercise of stock warrants that he already owned in his personal name. The Company agreed, and thereupon recorded reversing entries effective April 30, 2013 and processed the warrant exercise request, issuing him 250,000 shares at an exercise price of $0.40 per share.

During the years ended July 31, 2013, 2012 and period January 25, 2005 (inception) through July 31, 2013, revenues earned from two, one and five customers, respectively, amounted to approximately $86,000, $46,000 and $191,000 or 93%, 100% and 86%, respectively, of total revenue. There were no amounts due from these customers at July 31, 2013 and 2012.

In our fiscal year ended July 31, 2013, the following customers owned by non-affiliated shareholders accounted for the following amounts and percentages of our total revenues:

Name of Customer	Amount of Net Revenues	Percentage of Total Net Revenues
DMC	$26,225	28%
ZAR Corp.	$59,415	65%
Total	$85,640	93%

Notwithstanding the revenue concentration set forth above, neither of these entities nor their beneficial owners is an  affiliate  of us as the term is defined under federal securities laws, in that neither of these entities nor their beneficial owners is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, us.  This determination of non-affiliated status is based in part upon the fact that they each own significantly less than 5% of the issued and outstanding voting stock in Perpetual. Craig Dansereau, owner of DMC, owns 340,000 shares (1.0% of issued and outstanding). Rob Stiven, director of ZAR Corp., owns 200,000 shares (0.6% of issued and outstanding). We do not consider the fact of both of these shareholders including their shares for registration in the current offering to make them affiliates as set forth above.

Director Independence

Our board of directors has determined that we have three board members (Rod Egan, Thomas Ristow, and Alan Wizemann) that qualify as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Brent Bedford, Chairman, President and CEO, does not qualify as “independent”.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

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Deliver prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and\

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Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Markets Qualification for Quotation

To have our shares of Common Stock on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.

Sales of our Common Stock Under Rule 144

There are 19,645,000 shares of our common stock held by non-affiliates and 12,825,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

19,395,000 of our shares held by non-affiliates and none of the shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 176 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is not declared effective before July 31, 2014, as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through July 31, 2014, including a Form 10-K for the year ended July 31, 2014 At or prior to July 31, 2014 we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. If we elect not to file a registration statement on Form 8-A by July 31, 2014 we will not be required to file periodic or other reports with the SEC after we file our 10-K for the fiscal year ended July 31, 2014. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on July 31, 2014. If we do not file a registration statement on Form 8-A at or prior to July 31, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can not be quoted on the OTC Markets, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our two most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the years ended July 31, 2013, and 2012.

Name	Brent Bedford		Doug Greig
Title	Chairman and CEO		GM of Operations
Year	Year Ended July 31, 2012	Year Ended July 31, 2013	Year Ended July 31, 2012	Year Ended July 31, 2013
Salary	$119,002	$127,845	$53,566	$41,732
Bonus	$0	$0	$0	$0
Stock awards	$0	$0	$0	$0
Option awards	$0	$0	$0	$0
Non equity incentive plan compensation	$0	$0	$0	$0
Non qualified deferred compensation	$0	$0	$0	$0
All other compensation	$0	$0	$0	$0
Total	$119,002	$127,845	$53,566	$41,732

Brent Bedford, Chairman, President and CEO, has an oral agreement under which he provides management services through an entity that he owns, Pulseman Inc. Under this agreement, he accrued at monthly intervals the total of approximately $128,000 and $119,000 in the years ended July 31, 2013 and 2012, respectively, shown in the table above, and is currently expected to accrue at monthly intervals a total of approximately $120,000 in the year ended July 31, 2014. He is also a shareholder.

Doug Greig, General Manager of Operations, has an oral agreement under which he provides management services through an entity that he owns, Blackbird Insight Inc. Under this agreement he accrued at monthly intervals the total of approximately $41,000 and $54,000 in the years ended July 31, 2013 and 2012, respectively, shown in the table above, and is currently expected to accrue at monthly intervals a total of approximately $42,000 in the year ended July 31, 2014. He is also a shareholder.

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of July 31, 2013. There is no equity awards plan in place.

Outstanding Equity Awards at Fiscal Year-End July 31, 2013:

Name	Brent Bedford	Doug Greig
Number of Securities Underlying Unexercised Options (#) Exercisable	0	0
Number of Securities Underlying Unexercised Options (#) Unexercisable	0	0
Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	0	0
Option Exercise Price ($)	NA	NA
Option Expiration Date	NA	NA
Number of Shares or Units of Stock That Have Not Vested (#)	0	0
Market Value of Shares or Units of Stock That Have Not Vested ($)	$0	$0
Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	0	0
Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	$0	$0

At no time during the last fiscal year with respect to any person listed in the Table above was there:

•

any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

•

any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

•

any option or equity grant;

•

any non-equity incentive plan award made to a named executive officer;

•

any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

•

any payment for any item to be included under All Other Compensation in the Summary Compensation Table.

Directors Compensation Table

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Brent Bedford	0	0	0	0	0	0	0
Thomas Ristow	0	0	0	0	0	0	0
Rod Egan	0	0	0	0	0	0	0
Alan Wizemann	0	0	0	0	0	0	0

We have no compensation arrangements (such as fees for retainer, committee service, service as Chairman and CEO of the board or a committee, and meeting attendance) with directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

FINANCIAL STATEMENTS FOR THE YEARS ENDED JULY 31, 2013 AND 2012, AND THE PERIOD JANUARY 25, 2005 (INCEPTION) TO JULY 31, 2013 (AUDITED)

Perpetual Industries Inc.

 (a Development Stage Enterprise)

Contents

Report of Independent Registered Public Accounting Firm

Financial Statements:

Balance Sheets as of July 31, 2013 and 2012

Statements of Operations for the Years Ended July 31, 2013 and 2012, and for the Period January 25, 2005 (Inception) through July 31, 2013

Statements of Changes In Stockholders’ Equity (Deficit) for the Period January 25, 2005 (Inception) through July 31, 2013

Statements of Cash Flows for the Years Ended July 31, 2013 and 2012 and for the Period January 25, 2005 (Inception) through July 31, 2013

Notes to Financial Statements

Report Of Independent Registered Public Accounting Firm

To the Board of Directors of:

Perpetual Industries Inc. (A Development Stage Enterprise)

Calgary, Alberta

We have audited the accompanying balance sheets of Perpetual Industries Inc. (A Development Stage Enterprise) as of July 31, 2013 and 2012, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended July 31, 2013 and 2012 and the period from January 25, 2005 (Inception) to July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Perpetual Industries Inc. (A Development Stage Enterprise) as of July 31, 2013 and 2012 and the results of its operations and its cash flows for the years ended July 31, 2013 and 2012 and the period from January 25, 2005 (Inception) to July 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is currently in the development stage with losses for all periods presented.  These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Warren Averett, LLC

Warren Averett, LLC

Tampa, Florida

October 25, 2013, except for Note 8 and the first, seventh, and twelfth paragraphs of Note 9, as to which the date is November 27, 2013

Perpetual Industries Inc.

(a Development Stage Enterprise)

Balance Sheets

	July 31,
	2013	2012
Assets
Current Assets
Cash	$ 30,348	$ 220,140
Accounts Receivable	535	20,473
Total current assets	30,883	240,613
Equipment, Net of Accumulated Depreciation	5,150	9,729
Total assets	$ 36,033	$ 250,342
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable (including related party balances of approximately $123,000 and $54,000 at July 31, 2013 and 2012 respectively)	$ 134,649	$ 71,726
Accrued expenses (including related party balances of approximately $ 930,052 and $ 757,656 at July 31, 2013 and 2012 respectively)	1,125,052	882,656
Deferred revenue - current	23,775	70,322
Other current liabilities	65,583	60,814
Total current liabilities	1,349,059	1,085,518
Long-Term Liabilities
Deferred revenue - long term	-	36,000
Derivative liability	-	587,531
Total long-term liabilities	-	623,531
Stockholders' Equity (Deficit)
Common stock, $.001 par value, 100,000,000 shares authorized, 32,470,000 and 29,251,500 shares issued and outstanding 2013 and 2012, respectively.

	32,471	29,252
Capital in excess of par value	4,605,702	2,548,555
Common stock payable	-	638,400
Deficit accumulated during development stage	(5,951,199)	(4,674,914)
Total stockholders' equity (deficit)	(1,313,026)	(1,458,707)
Total liabilities and stockholders' equity (deficit)	$ 36,033	$ 250,342

The accompanying notes are an integral part of the financial statements.

Perpetual Industries Inc.

(a Development Stage Enterprise)

Statements of Operations

	Year Ended July 31,		January 25, 2005 (Inception) through
	2013	2012	July 31, 2013
Revenues	92,024	46,001	222,425
Operating Expenses
Related party expenses	(524,761)	(704,002)	(3,953,904)
Other operating expenses	(350,294)	(210,837)	(1,947,142)
Total operating expenses	(875,055)	(914,839)	(5,901,046)
Operating loss	(783,031)	(868,838)	(5,678,621)
Other Income (Expense):
Interest income, related party	35,771	65,308	258,942
Interest expense, related party	(41,949)	(32,383)	(172,787)
Warrant issuance expense	(1,069,816)	-	(1,069,816)
Derivative income	587,531	572,918	1,533,297
Provision for loan & interest losses	-	-	(809,245)
Other	(4,791)	5,547	(12,969)
Net loss	(1,276,285)	(257,448)	(5,951,199)
Basic and Diluted Loss Per share	$ (0.04)	$ (0.01)	$ (0.27)
Basic and Diluted Weighted Average Common Shares Outstanding	30,648,763	29,188,544	21,914,341

The accompanying notes are an integral part of the financial statements.

Perpetual Industries Inc.

(a Development Stage Enterprise)

Statements of Changes in Stockholders' Equity (Deficit)

Period January 25, 2005 (Inception) through July 31, 2013

	Common Stock Shares	Common Stock Amount	Capital In Excess Of Par Value	Common Stock Payable	Deficit Accumulated During Development Stage	Total

Shares issued for compensation to founders at $.001, January 2005	11,900,000	$ 11,900				$ 11,900
Shares issued for cash, at $.05, February through June 2005	3,200,000	3,200	$ 156,800			160,000
Net loss for the period					$ (246,943)	(246,943)
Balance, July 31, 2005	15,100,000	15,100	156,800	-	(246,943)	(75,043)
Shares issued for cash, at $.05, August 2005	200,000	200	9,800			10,000
Cash received for common stock payable, September 2005 through July 2006 ($.20 per unit)				$ 348,000		348,000
Net loss for the year					(359,709)	(359,709)
Balance, July 31, 2006	15,300,000	15,300	166,600	348,000	(606,652)	(76,752)
Cash received for common stock payable, August 2006 through February 2007 ($.20 per unit)				164,500		164,500
Shares issued in satisfaction of common stock payable, March 2007	2,562,500	2,562	509,938	(512,500)		-
Derivative liability March 2007 - warrants			(182,212)			(182,212)
Cash received for common stock payable, May through July 2007 ($.30 per unit)				184,500		184,500
Net loss for the year					(348,453)	(348,453)
Balance, July 31, 2007	17,862,500	17,862	494,326	184,500	(955,105)	(258,417)
Cash received for common stock payable, August through November 2007 ($.30 per unit)				206,400		206,400
Shares issued in satisfaction of common stock payable, November 2007	1,303,000	1,303	389,597	(390,900)		-
Derivative liability November 2007 - warrants			(133,909)			(133,909)
Cash received for common stock payable, January through July 2008 ($.30 per unit)				349,500		349,500
Shares issued in satisfaction of common stock payable, July 2008	1,165,000	1,165	348,335	(349,500)		-
Derivative liability July 2008 - warrants			(118,705)			(118,705)
Net loss for the year					(263.679)	(263,679)
Balance, July 31, 2008	20,330,500	20,330	979,644	-	(1.218.784)	(218,810)
Cash received for common stock payable, August through December 2008 ($.30 per unit)				744,750		744,750
Shares issued in satisfaction of common stock payable, December 2008	2,482,500	2,483	742,267	(744,750)		-
Derivative liability December 2008 - warrants			(313,906)			(313,906)
Cash received for common stock payable, January through July 2009 ($.30 per unit)				119,250		119,250
Net loss for the year					(784,376)	(784,376)
Balance, July 31, 2009	22,813,000	22,813	1,408,005	119,250	(2,003,160)	(453,092)
Cash received for common stock payable, September 2009 through November 2009 ($.30 per unit)				359,850		359,850
Shares issued in satisfaction of common stock payable, January 2010	1,597,000	1,597	477,503	(479,100)		-
Derivative liability January 2010 - warrants			(214,187)			(214,187)
Cash received for common stock payable, December 2009 through July 2010 ($.30 per unit)				785,250		785,250
Net loss for the year					(1,293,871)	(1,293,871)
Balance, July 31, 2010	24,410,000	24,410	1,671,321	785,250	(3,297,031)	(816,050)
Shares issued in satisfaction of common stock payable, August, 2010	2,617,500	2,618	782,632	(785,250)		-

Shares issued in satisfaction of common stock payable, September, 2010	135,000	135	40,365	(40,500)		-
Derivative liability August 2010 – warrants			(347,241)			(347,241)
Derivative liability September 2010 - warrants			(17,291)			(17,291)
Cash received for common stock payable, August 2010 through July 2011 ($.30 per unit)				637,200		637,200
Net loss for the year					(1,120,435)	(1,120,435)
Balance, July 31, 2011	27,162,500	27,163	2,129,786	596,700	(4,417,466)	(1,663,817)
Shares issued in satisfaction of common stock payable, August, 2011	2,089,000	2,089	624,611	(626,700)		-
Derivative liability August 2011 – warrants			(205,842)			(205,842)
Cash received for common stock payable, August 2011 through July 2012 ($.30 per unit)				668,400		668,400
Net loss for the year					(257,448)	(257,448)
Balance, July 31, 2012	29,251,500	29,252	2,548,555	638,400	(4,674,914)	(1,458,707)
Common stock repurchased and cancelled, October, 2012	(20,000)	(20)	(5,980)			(6,000)
Cash received for common stock payable, August through October 2012 ($.30 per unit)				210,000		210,000
Shares issued in satisfaction of common stock payable, February, 2013	2,828,000	2,828	845,572	(848,400)		-
Shares issued for compensation to securities attorney at $.30, March, 2013	160,500	161	47,989			48,150
Shares issued via warrant exercise at $.40, April, 2013	250,000	250	99,750			100,000
Warrants issued June, 2013			1,069,816			1,069,816
Net loss for the year					(1,276,285)	(1,276,285)
Balance, July 31, 2013	32,470,000	$ 32,471	$ 4,605,702	$ -	$ (5,951,199)	$ (1,313,026)

The accompanying notes are an integral part of the financial statements.

Perpetual Industries Inc.

(a Development Stage Enterprise)

Statements of Cash Flows

	Year Ended July 31,		January 25, 2005
			(Inception) through
	2013	2012	July 31, 2013
Cash flows from operating activities
Net Loss	$ (1,276,285)	$ (257,448)	$ (5,951,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,579	6,919	49,605
Interest income, added to loan receivable	-	-	(117,886)
Provision of allowance on loans receivable	-	-	809,245
Issuance of warrants	1,069,816		1,069,816
Change in fair value of derivative liability	(587,531)	(572,918)	(1,533,297)
Stock compensation	48,150	-	60,050
Decrease (Increase) in:
Accounts receivable	19,938	(2,623)	(535)
Increase (Decrease) in:
Accounts payable	62,928	(150,799)	134,654
Accrued expenses	242,396	147,018	1,125,052
Deferred revenue	17,453	88,472	123,775
Other liabilities	4,764	12,011	65,581
Net cash flows used in operating activities	(393,792)	(729,368)	(4,165,139)

Cash flows used in investing activities
Net borrowings under loan receivable	-	-	(691,359)
Purchase of equipment	-	(8,226)	(54,754)
Net cash flows used in investing activities	-	(8,226)	(746,113)

Cash flows provided by financing activities
Proceeds from issuance of common stock	-	-	170,000
Proceeds from increases to common stock payable	210,000	668,400	4,777,600
Repurchase and cancellation of common stock	(6,000)	-	(6,000)
Net cash flows provided by financing activities	204,000	668,400	4,941,600

Net change in cash	(189,792)	(69,194)	30,348
Cash, beginning of period	220,140	289,334	-
Cash, end of period	$ 30,348	$ 220,140	$ 30,348

Supplemental Disclosures of Cash Flow Information:

The Company has not paid any income taxes or interest since its inception. See the accompanying notes.

Non-cash Investing and Financing Activities:

For the period from January 25, 2005 (inception) through July 31, 2013, the Company issued shares of common stock in satisfaction of stock payable as follows:

Year ended July 31, 2013	2,828,000 shares	$848,400
Year ended July 31, 2012	2,089,000 shares	$626,700
Period from January 25, 2005 (Inception) through July 31, 2013	16,779,500 shares	$4,777,600

For the period from January 25, 2005 (inception) through July 31, 2013, the Company incurred derivative liabilities and decreased equity in connection with the issuance of warrants, as follows:

Year ended July 31, 2013	$ -
Year ended July 31, 2012	$205,842
Period from January 25, 2005 (Inception) through July 31, 2013	$1,533,293

For the period from January 25, 2005 (inception) through July 31, 2013, the Company issued shares of common stock, via warrant exercise, in satisfaction of deferred revenues, as follows:

Year ended July 31, 2013	250,000 shares	$100,000
Year ended July 31, 2012	-	-
Period from January 25, 2005 (Inception) through July 31, 2013	250,000 shares	$100,000

The accompanying notes are an integral part of the financial statements.

Perpetual Industries Inc.

(a Development Stage Enterprise)

Notes to Financial Statements

Years Ended July 31, 2013 and 2012

Period January 25, 2005 (Inception) through July 31, 2013

Note 1- Background Information

Nature of Operations

Perpetual Industries Inc. (the “Company”) was incorporated under the laws of Nevada in January 2005. The Company coordinates research and development activities aimed at bringing new technology to market. At present, the Company's feature technology is the internationally patented XYO mechanical balancing system (“XYO”). On January 26, 2005, the Company acquired a license for the worldwide, exclusive right to manufacture or have manufactured, sell, and use the products incorporating XYO, and to sublicense these rights to third parties.

The Company is in the development stage, which is characterized by significant expenditures on obtaining the rights to XYO, on preliminary sublicensing and marketing efforts, and on coordinating the development of products that contain XYO. The accompanying financial statements do not reflect the Company's planned principal operations, in which the focus is intended to continue to shift more heavily onto the sublicensing, manufacturing, and marketing of XYO, and to diversification into other technologies.

The Company's corporate office is located in Calgary, Alberta.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company is currently in the development stage with losses for all periods presented. While the Company’s current principal business activities are to coordinate the research and development of products that feature the internationally patented XYO mechanical balancing system and to market these products, there can be no assurance that the Company will be able to successfully develop or operate a business using this concept.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to carry out its planned principal operations and maintain a certain level of profitability. The Company intends to finance its future activities and working capital needs primarily from the sale of equity securities and ongoing sub-licensing efforts.

Note 3a - Summary of Significant Accounting Policies

Cash

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist mainly of accounts receivable. Accounts receivable consist of receivables from revenue earned for entering into license agreements and prototype evaluation agreements with potential licensees.

The Company records an allowance for doubtful accounts to allow for any amounts that may not be recoverable, which is based on an analysis of the Company’s prior collection experience, customer creditworthiness, and current economic trends. Based on management’s review of accounts receivable, an allowance for doubtful accounts is not considered necessary at July 31, 2013 and 2012. The Company determines receivables to be past due based on the payment terms of original invoices. Interest is not typically charged on past due receivables.

Loan Receivable

Loan receivable is stated at the unpaid principal balance, less an allowance for loan losses. Interest income generally is not recognized on impaired loans unless the likelihood of further loss is remote. The Company records an allowance for loan losses to allow for any amounts that may not be recoverable, which is based on the Company’s evaluation of the collectability of the loan including current economic conditions and adverse situations that may affect the borrower’s ability to repay.  An allowance for uncollectible interest is established by a charge to interest income. Based on management’s review of loan and interest receivable, an allowance for loan and interest losses was considered necessary at July 31, 2010 for $809,245. The carrying balance of the loan receivable net of allowance was zero at July 31, 2013 and 2012.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current liabilities, including accounts payable, accrued expenses and other current liabilities approximate carrying value, principally because of the short maturity of those items. Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

Level I—Unadjusted quoted prices in active markets for identical assets or liabilities;

Level II—Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level III—Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company’s derivative financial instruments consist of warrants, which are recorded in the accompanying balance sheets at fair value. Fair value is estimated using the Black-Scholes option valuation technique, utilizing Level II inputs. The observable inputs include the exercise price of the warrants, the treasury yield curve, the Company’s common stock price and the expected volatility, which is based on the average volatilities of five similar public entities. Option-based techniques are highly volatile and sensitive to changes in the Company’s trading market price and the trading market price of various peer companies, which historically have high volatility. Gains or losses resulting from changes in the fair value of derivative financial instruments are included in derivative income (expense) in the accompanying statements of operations.

Income Taxes

Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax laws and rates is recognized as income in the period that included the enactment date.

On January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 740-10, “Uncertainty in Income Taxes” (“ASC Topic 740-10”). The Company has not recognized a liability as a result of the implementation of ASC Topic 740-10.

A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits at July 31, 2013 and 2012 and since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC Topic 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to the unrecognized tax benefit in interest expense and penalties in operating expenses. The Company is subject to examination by the Internal Revenue Service and state tax authorities for all tax years since Inception.

The Company has not filed any U.S. or Canadian income or other tax returns. Had the returns been filed there would be taxable losses and tax losses available to offset future taxable income. The Company has not determined the amount of the potential benefits for these tax losses, because at this time it is more likely than not that the benefits will not be realized. See further comments in Note 10.

Equipment

Equipment is recorded at cost. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets, ranging generally from three to five years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Depreciation expense for the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 amounted to approximately $4,600, $6,900 and $49,600, respectively.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets were to exceed the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized. There have been no impairment losses in any of the periods presented.

Advertising and Marketing

The Company expenses advertising and marketing costs as they are incurred. Advertising and marketing expenses for the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 were approximately $202,000, $313,000 and $996,000, respectively.

Foreign Currencies

The Company determined that its functional currency is the United States dollar since the U.S. dollar is the currency of the environment in which the Company primarily generates and expends cash. Foreign currency transaction gains and losses represent gains and losses resulting from transactions entered into in a currency other than the functional currency of the Company. These transaction gains and losses are included in results of operations, and total approximately $5,000, ($6,000), and $13,000 for the years ended July 31, 2013 and 2012 and for the period January 25, 2005 (Inception) through July 31, 2013, respectively.

Revenue Recognition

The Company recognizes revenue when all of the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, there is a fixed or determinable sales price, and collectability is reasonably assured. Deferred revenue arises from amounts received from potential and actual licensees prior to services being provided and is being amortized to income as it is earned. Certain of these revenues are categorized as noncurrent due to the length of the contract.

Loss Per Share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average common shares and potentially dilutive common share equivalents. The effects of potential common stock equivalents are not included in computations when their effect is anti-dilutive.

Because of the net losses for all periods presented, the basic and diluted weighted average shares outstanding are the same since including the additional shares would have an anti-dilutive effect on the loss per share calculations. Common stock warrants to purchase 16,509,500, 13,951,500, and 16,509,500 shares of common stock were not included in the computation of diluted weighted average common shares outstanding for the periods ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013, respectively.

Stock

The Company issues shares of its common stock in tranches once the Board of Directors accepts the tranche of stock subscribers. As of July 31, 2012, the Company had received cash for common stock payable in the amount of $638,400 for stock subscriptions of 2,128,000 shares, to be satisfied via stock issuance subsequent to the respective year-ends. There was no common stock payable as of July 31, 2013.

Note 3b - Impact of Recently Issued Accounting Standards

Other than as listed below, we do not believe that any accounting pronouncements recently issued by the FASB, the AICPA, and the SEC, would if adopted have a material effect on our present or future financial statements.

ASU 2011-04 Fair Value Measurement

In May 2011, the FASB issued the FASB Accounting Standards Update No. 2011-04 “Fair Value Measurement” (“ASU 2011-04”). This amendment and guidance are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and International Financial Reporting Standards (IFRSs).

This update does not modify the requirements for when fair value measurements apply; rather, they generally represent clarifications on how to measure and disclose fair value under ASC 820, Fair Value Measurement, including the following revisions:

•

An entity that holds a group of financial assets and financial liabilities whose market risk (that is, interest rate risk, currency risk, or other price risk) and credit risk are managed on the basis of the entity’s net risk exposure may apply an exception to the fair value requirements in ASC 820 if certain criteria are met. The exception allows such financial instruments to be measured on the basis of the reporting entity’s net, rather than gross, exposure to those risks.

•

In the absence of a Level 1 input, a reporting entity should apply premiums or discounts when market participants would do so when pricing the asset or liability consistent with the unit of account.

•

Additional disclosures about fair value measurements.

The amendments in this Update are to be applied prospectively and are effective for an Emerging Growth Company during interim and annual periods beginning after December 15, 2011.

ASU 2011-05 Comprehensive Income

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.

The amendments in this Update should be applied retrospectively and are effective for an Emerging Growth Company for fiscal years, and interim periods within those years, beginning after December 15, 2012.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)

the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)

the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)

the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in nonconvertible debt; or

(d)

the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Note 4 - Loan Receivable and Lease Obligation

During the period January 25, 2005 (Inception) through January 1, 2010, the Company advanced funds to a limited liability company that has been identified as a Variable Interest Entity (“VIE”). These funds supported the operations of this VIE, which are to research and develop products that feature XYO and to market these products. The Company holds a note for these advances and the uncollected interest due, which calls for 9% interest per annum and has a maturity date of August 31, 2012 and is currently in default. In addition to the advancement of funds, the Company continues to have two other forms of involvement with the above VIE. In the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 the Company incurred marketing expenses totalling $158,170, 296,309, and $568,207 respectively for services performed by the VIE. In this regard there was a year-end balance owing to the VIE of $31,630 at July 31, 2012, and none at July 31, 2013. The Company also leases its offices from the above VIE. The terms of the lease call for monthly rent of $3,000 through March 31, 2015. The Company’s involvement with this VIE is limited to the aforementioned transactions.

Management has determined that although the above transactions created a variable interest in this entity, the Company is not the VIE’s primary beneficiary and, as such, the Company is not required to consolidate the financial statements of the VIE. In determining that it is not the primary beneficiary, the Company considered the VIE’s equity and voting interests, the percentage of the Company’s variable interest compared to the total of all other variable interests as well as an analysis determining the bearer of any losses and the benefactor of any gains from the VIE.

The maximum exposure to loss from this variable interest is limited to the collection of the loan receivable. The Company’s variable interest in the VIE amounted to $809,245 as of July 31, 2010 prior to the establishment of a full allowance on that date. Factors considered in establishing the allowance included the current financial condition of the VIE coupled with the fact that the loan is not guaranteed and has no liquidation preference. The carrying amounts on the balance sheets as of July 31, 2013 and 2012 are zero, net of allowances.

Total rent expense for the years ended July 31, 2013 and 2012 totalled approximately $35,800 and $35,700, respectively, and $300,000 for the period January 25, 2005 (Inception) through July 31, 2013. The future rent obligations under this lease will require approximately $36,000 for the year ended July 31, 2014 and $24,000 for the year ended July 31, 2015. Since February 2012, the Company’s rent obligations have been met by recording the amount of rent expense as interest income in lieu of cash, and this arrangement may continue. An additional payment of approximately $30,000 was received in the year ended July 31, 2012, which was also booked as interest income.

Note 5 - Derivative Instruments (Warrants)

The following table summarizes fair value measurements at July 31, 2013 and 2012 for assets and liabilities measured at fair value on a recurring basis:

	Level I	Level II	Level III	Total
Derivative liabilities, July 31, 2013	$ —	$ —	$ —	$ —
Derivative liabilities, July 31, 2012	$ —	$587,531	$ —	$587,531

Since Inception, the Company issued 13,951,500 warrants with derivative features in connection with the issuance of 13,951,500 shares of common stock through various Private Placement Offerings. These warrants vest immediately upon grant date and have a two year exercise period. The warrants have fixed escalating exercise prices based on time elapsed from the date of grant, ranging from $0.30 to $0.50 per share for subscriptions before March 14, 2007, and from $0.40 to $0.60 per share for subscriptions after that date.

The warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company issues or sells any shares of common stock for a price less than the exercise price, the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization. Therefore, in accordance with the guidance provided in FASB ASC 815-40-15-5 through 815-40-15-8, the Company accounted for these warrants as derivative liabilities.

In accordance with the adjustment provision, the Company reduced the exercise price of warrants to the sale price of subsequent stock issuances, to an amount of $0.30.

All changes in the fair value of these warrants are recognized in Statements of Operations until they are exercised or expire or are otherwise extinguished.

The Company estimated the fair value of the warrants issued during the periods using the Black-Scholes option pricing model with the following assumptions:

	Year Ended July 31, 2013	Year Ended July 31, 2012
Expected life (in years)	.04	2
Expected dividend yield	0.00%	0.00%
Expected volatility (%)	2.8	59.6
Risk free interest rate (%)	0.02	0.25

The Company’s common stock has not been publicly traded; therefore historical volatility information is limited and considered not representative of the expected volatility. The Company identified similar public entities for which share and option price information was available, and considered the historical volatilities of those public entities’ share prices in calculating the estimate of the expected volatility appropriate to the Company (i.e. the calculated value).

The risk-free rate of return reflects the interest rate for a United States Treasury Note with similar time-to-maturity to that of the warrants.

The following summarizes information about warrants with derivative features outstanding as of July 31, 2013:

Exercise Price	Number of Warrants	Remaining Life
$0.30	2,069,000	0.04 Years

The issuance of the above warrants resulted in a derivative liability that required re-measurement each reporting period. The following is a reconciliation of the derivative liability for the period January 25, 2005 (Inception) through July 31, 2013:

Fair value of instruments issued, March 2007	$182,212
Fair value of instruments issued, November 2007	133,909
Fair value of instruments issued, July 2007	118,705
Decrease in value, July 31, 2007 through July 31, 2008	(164,363)
Fair value of instruments issued, December 2008	313,906
Increase in value, year ended July 31, 2009	111,458
Fair value of instruments issued, January 2010	214,187
Decrease in value, year ended July 31, 2010	(423,528)
Fair value of instruments issued, August 2010	347,241
Fair value of instruments issued, September 2010	17,291
Increase in value, year ended July 31, 2011	103,589
Fair value of instruments issued, August 2011	205,842
Decrease in value, year ended July 31, 2012	(572,918)
Decrease in value, year ended July 31, 2013	(587,531)
$ -

As disclosed earlier in this Note, the exercise prices of the warrants with derivative features escalate over a period of two years. The following is a reconciliation of the number and weighted-average exercise prices for the warrants with derivative features:

	Warrants with Derivative Features
	Number of Shares	Weighted Average Exercise Prices ($)
Outstanding, July 31, 2006	-	-
Granted	2,562,500	0.20
Exercised	-	-
Expired	-	-
Outstanding, July 31, 2007	2,562,500	0.20
Granted	2,468,000	0.30
Exercised	-	-
Expired	-	-
Outstanding, July 31, 2008	5,030,500	0.25
Granted	2,482,500	0.30
Exercised	-	-
Expired	-	-
Outstanding, July 31, 2009	7,513,000	0.30
Granted	1,597,000	0.30
Exercised	-	-
Expired	-	-
Outstanding, July 31, 2010	9,110,000	0.30
Granted	2,752,500	0.30
Exercised	-	-
Expired	-	-
Outstanding, July 31, 2011	11,862,500	0.30
Granted	2,089,000
Exercised	-
Expired	-
Outstanding, July 31, 2012	13,951,500
Granted	-	0.30
Exercised	-	-
Expired/Cancelled	11,882,500	0.30
Outstanding, July 31, 2013	2,069,000	0.30

Note 6 – Non-Derivative Warrants

In the year ended July 31, 2013, the Company issued 14,440,500 non-derivative warrants in connection with previous issuances of 14,440,500 shares of common stock. These warrants vest immediately upon grant date and have a two year exercise period. The warrants have fixed escalating exercise prices based on time elapsed from the date of grant, ranging from $0.30 to $0.50 per share for subscriptions before March 14, 2007, and from $0.40 to $0.60 per share for subscriptions after that date. The Company recorded $1,069,816 of expense associated with these warrants at the time of issuance.

The warrants were issued with an adjustment provision whereby the exercise price would be adjusted in the event of any of the following: the Company's shares of common stock outstanding are subdivided into greater or consolidated into fewer shares, or in the case of any capital reorganization.

The following is a reconciliation of the number and weighted-average exercise prices for the warrants with non-derivative features:

	Warrants
	Number of Shares	Weighted Average Exercise Price ($)
Outstanding, July 31, 2012	-	-
Granted February 15, 2013	2,828,000	0.40
Exercised April 30, 2013	(250,000)	0.40
Granted June 15, 2013	11,862,500	0.38
Expired	-	-
Outstanding, July 31, 2013	14,440,500	0.38

The following summarizes information about warrants with non-derivative features outstanding as of July 31, 2013:

Exercise Price	Number of Warrants	Remaining Life
$0.40	2,578,000	1.55 Years
$0.30	2,562,500	1.87 Years
$0.40	9,300,000	1.87 Years

The Company estimated the fair value of the warrants issued during the periods using the Black-Scholes option pricing model with the following assumptions:

Year Ended July 31, 2013
Expected life (in years)	2
Expected dividend yield	0.00%
Expected volatility (%)	79.7
Risk free interest rate (%)	0.33

Note 7 – Equipment

Equipment consists of the following:

	2013	2012
Computer hardware	$27,731	$27,731
Computer software	17,288	17,288
Equipment	9,736	9,736
	54,755	54,755
Less: accumulated depreciation	49,605	45,026
	$5,150	$9,729

Note 8 – Accrued Expenses

Accrued expenses as of July 31, 2013 and 2012 consisted of the following:

	2013	2012
Accrued license fees	$232,311	$176,864
Accrued royalties	400,000	325,000
Accrued interest	146,741	104,792
Accrued wages	151,000	151,000
Accrued legal fees	125,000	125,000
Accrued audit fees	70,000	-
	$ 1,125,052	$ 882,656

Note 9 - Related Party Transactions and Commitments

Management and Other Expenses

The Company’s president deferred portions of the first three years of compensation due him. The balances due him as of July 31, 2013 and 2012 for amounts deferred totalled $151,000, at both year-ends. These back wages are unsecured, non-interest bearing and due upon demand. There was no formal deferred wages agreement and therefore no set repayment date. The Company has recorded these amounts as current in the accompanying balance sheets.

Period During Which Wages Were Earned	Portion Currently Payable as at July 31, 2013	Portion Deferred Indefinitely	Balance Deferred Indefinitely
YE July 31, 2006	$0	$72,000	$72,000
YE July 31, 2007	$0	$38,500	$110,500
YE July 31, 2008	$0	$40,500	$151,000

In subsequent years the Company contracted for management services from an entity owned by the Company’s president.

A short term shareholder loan of approximately $100,000 was received from the president in the year ended July 31, 2013. It is unsecured, non-interest bearing and due upon demand. It appears under ordinary accounts payable on the Balance Sheet, and is unrelated to the accrued wages discussed above. As at July 31, 2013 the repayment balance outstanding for this loan was approximately $45,000.

During the period January 25, 2005 (Inception) through July 31, 2013, the Company paid certain entities owned by members of management for management services rendered. The amounts for the years ended July 31, 2013 and 2012 and for the period January 25, 2005 (Inception) through July 31, 2013 were approximately $170,000, $220,000, and $1,415,000, respectively. As of July 31, 2013 and 2012, the Company owed these entities approximately $77,900 and $22,800, respectively, which is included in accounts payable in the accompanying balance sheets.

During the periods presented, the Company was provided multi-media marketing, advertising and website maintenance services from a related entity. The owner of the entity is a small shareholder of the Company, and a relative of the Company’s president. There was no amount due to this entity at July 31, 2013 and 2012. Total services provided from this entity to the Company during the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013 relating to services provided by this related party were approximately $21,000, $16,000, and $454,000, respectively.

Expenses pertaining to the Variable Interest Entity (“VIE”) mentioned in Note 4 are included in Statements of Operations as related party expenses.

Royalties and License Fees Pertaining to Exclusive Rights

In January 2005, the Company entered into a licensing agreement with a related party whose primary business is the ownership and maintenance of patents concerning the XYO technology, for the exclusive rights in XYO for automatic balancing systems suitable in the balancing and stabilization of rotating systems. These rights enable the Company to manufacture, or have manufactured, sell, and use, the products incorporating this technology, and to sub-license to third parties the right to manufacture or have manufactured, sell and use, the products incorporating this technology. The agreement calls for annual royalties and license fees. Royalties are calculated annually at a rate of 2.5% on any revenue derived from the use of the technology, subject to a varying minimum annual royalty fee of up to $125,000, for a period that is equal to the life of the underlying patents, i.e., until March 7, 2023 .. The license fees are due annually in escalating amounts as stated in the agreement through January 2015.

The agreement also requires 6% annual interest, compounded quarterly, on any unpaid license fees, and 6% annual interest, compounded quarterly, on any unpaid royalty fees outstanding after January 2010.

In connection with the above agreement, the Company incurred royalties amounting to $75,000, $75,000, and $400,000 for the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013, respectively. Included in accrued expenses as of July 31, 2013 and 2012 are $400,000 and $325,000 relating to unpaid royalty fees.

The Company also incurred license fees related to the above agreement amounting to approximately $65,000, $55,000, and $520,000 for the years ended July 31, 2013 and 2012 and the period January 25, 2005 (Inception) through July 31, 2013, respectively. Included in accrued payables as of July 31, 2013 and 2012 are $232,311 and $176,864 relating to unpaid license fees.

Included in accrued expenses as of July 31, 2013 and 2012 are $146,741 and $104,792 of interest accrued on the above amounts outstanding computed in accordance with the agreement.

The following minimum payments are required under the aforementioned royalty and licensing agreement:

Year ended July 31,	Amount
2014	$150,000
2015	$160,000
2016	$120,000
Annually thereafter until projected 2023 expiry	$ 75,000

General

The amounts and terms of related party transactions are not necessarily indicative of the amounts and terms which would have been incurred had the transactions been incurred with unrelated parties.

Reconciliation of Related Party Expenses Disclosures to Related Party

Expenses Line of Statement of Operations for the Year Ended July 31, 2013

Management and Other Expenses:
Management services	$ 169,578
Multi-media marketing, advertising and website maintenance services	21,242

Royalties and License Fees Pertaining to Exclusive Rights, excluding interest which appears under Other Income (Expense).	140,000

Variable Interest Entity outlined in Note 4:
Marketing services	158,170
Rent	35,771

Total Related Party Expenses	$ 524,761

Note 10 - Income Taxes

The Company has not filed U.S. or Canadian income tax returns since its inception, as it has incurred continual losses since that time. The principles used for determining income and deductions to be recognized for income tax purposes will differ from those used in the determination of income and expenses for financial reporting purposes. As of July 31, 2013 and 2012, there are no differences between the tax basis and financial reporting basis of the Company's assets and liabilities which would give rise to deferred tax liabilities upon filing returns. However, as of July 31, 2013 and 2012, differences between the tax basis and financial reporting basis give rise to the following deferred tax assets:

	2013	2012
Allowance for interest and loan losses	$ 275,143	$ 275,143
Accrued liabilities	252,192	188,795
Wages deferred by officer	51,340	51,340
Fixed assets	16,866	15,309
XYO license liability	78,986	60,134
Startup costs	1,440,833	1,278,473
Subtotal	2,115,360	1,869,194
Valuation allowance	(2,115,360)	(1,869,194)
Total	$ -	$ -

The Company has not recognized any tax benefits for the years presented as it is more likely than not that the benefits will not be realized.

Because the Company has not begun active business, expenses have been capitalized as start-up cost and will be amortized for tax purposes beginning in the year the Company begins active business.

Note 11 - Sales Agreement and Customer Concentrations

In the year ended July 31, 2012, the Company entered into sales agreements with an entity whose owner is a shareholder of the Company. A prototype evaluation agreement for approximately $25,000 was entered into, and the Company received payment in full. This revenue was deferred and was to be recognized over a six month period. The Company also entered into an exclusive North American license agreement with this party, involving a $30,000 fee for pre-purchase of XYO balancers and a $45,000 upfront license fee for the exclusive right to manufacture or have manufactured, sell, use, and sublicense a type of marine propeller, or balancer thereof, incorporating XYO. The license agreement also calls for royalties to be paid to the Company, calculated quarterly as 50% of any revenue derived by the entity from the manufacture, sale, use, or sublicensing of products incorporating XYO. Effective April 30, 2013, the entity and its owner formally requested that the license agreement be rescinded and the total $75,000 license and pre-purchase fee plus the $25,000 prototype evaluation fee be redirected toward the exercise of stock warrants in the personal name of the entity’s owner. The Company agreed, and thereupon recorded reversing entries effective April 30, 2013 and processed the warrant exercise request.

During the years ended July 31, 2013, 2012 and period January 25, 2005 (inception) through July 31, 2013, revenues earned from two, one and five customers, respectively, amounted to approximately $86,000, $46,000 and $191,000 or 93%, 100% and 86%, respectively, of total revenue. There were no amounts due from these customers at July 31, 2013 and 2012.

Note 12 - Contingencies

During 2011, the Company entered into a Master License Agreement with a public company (“sublicensee”) in exchange for a $2.5 million receivable, including one third ownership in the sublicensee. On March 5, 2013, the sublicensee’s public registration was terminated pursuant to Rule 12g-4(a)(2). Due to the financial condition of the sublicensee and the fact that collectability of the cash portion of the receivable is not reasonably assured, the stock in the sublicensee was valued at zero and no revenue was recorded in connection with this transaction as of July 31, 2012 and 2013, and no cash payments have been received from the sublicensee.

During the year ended July 31, 2012, the sublicensee notified the Company that it disputed certain invoices for work performed by the Company during the year. The sublicensee indicated their opinion that the Company was in breach of contract for not obtaining sufficient pre-approval for the invoices, and the sublicensee stated that they may terminate the license if the invoices were not withdrawn. The Company is of the opinion that the sublicensee has no basis for a suit against the Company. Due to the inherent uncertainties in matters of this type, the Company cannot give a probability of an unfavorable outcome or a range of loss, and no accrual has been made to reflect any such risk.

Note 13 - Subsequent Events

As of August 12, 2013, warrants for 2,069,000 shares expired, leaving no further warrants that are subject to derivative accounting. On August 12, 2015,  warrants for 2,069,000 shares were issued under new terms and conditions.

On October 1, 2013, the Company entered into an unsecured debenture under which it borrowed $100,000 from a non-affiliated shareholder at an annual non compounding interest rate of 12%. Repayments are to be applied first to payment of principal and secondly to payment of interest. No maturity date is specified.

On October 11, 2013, the Company received a $100,000 non-refundable deposit from a customer entity owned by a non-affiliated shareholder in connection with a contract, involving the use of the XYO technology, which is currently under negotiation. There is no assurance that we will ultimately execute a final, binding agreement.

PROSPECTUS – SUBJECT TO COMPLETION DATED November 27 , 2013

PERPETUAL INDUSTRIES INC.

Selling shareholders are offering up to 19,395,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Markets and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Markets.

Dealer Prospectus Delivery Obligation

Until February 25 , 2014 (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$ 45
Legal Fees and Expenses	36,000
Accounting Fees and Expenses*	60,000
Miscellaneous	4,000
Total*	$ 100,045

* Estimated Figure

Indemnification of Officers and Directors

Our Bylaws provide, in pertinent part, as follows:

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights as set out in [the current Bylaws].

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any Person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

RECENT SALES OF UNREGISTERED SECURITIES

In connection with the following transactions, although all of the U.S. investors were accredited, we provided the following to all investors:

•

Access to all our books and records.

•

Access to all material contracts and documents relating to our operations.

•

The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for issuances to U.S. citizens or residents; and upon Regulation S of the Securities Act of 1933, as amended, for issuances to non-U.S. citizens or residents.

The following breakdown includes selling shareholders and non-registering affiliates.

All of the shares referred to below are Class A Common Stock.

Shares Issued for Cash

YE July 31, 2005

3,200,000 shares of Class A common stock were sold for $160,000 cash at a price per share of $0.05 to 6 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Ken Hartviksen	February 4, 2005	July 31, 2005	1,000,000	$0.050
Shelley Bedford	April 20, 2005	July 31, 2005	600,000	$0.050
Laura Calder	May 18, 2005	July 31, 2005	200,000	$0.050
Darcy Brown	June 21, 2005	July 31, 2005	200,000	$0.050
John Bzeta	June 22, 2005	July 31, 2005	1,000,000	$0.050
Stiven Holdings Inc.	June 29, 2005	July 31, 2005	200,000	$0.050

YE July 31, 2006

1,940,000 shares of Class A common stock were sold for $358,000 cash with various prices per share ranging from $0.05 to $0.20 to 20 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Cinch Ventures Ltd.	August 31, 2005	July 31, 2005	200,000	$0.050
Schnell Stables Investment Club	September 9, 2005	March 14, 2007	100,000	$0.200
Tony Robinson	October 31, 2005	March 14, 2007	25,000	$0.200
Dan Lane	November 23, 2005	March 14, 2007	62,500	$0.200
Scott Dore	December 6, 2005	March 14, 2007	125,000	$0.200
Laura Calder	April 7, 2006	March 14, 2007	75,000	$0.200
Elsie Rosby	April 13, 2006	March 14, 2007	62,500	$0.200
Gord Ross	April 17, 2006	March 14, 2007	125,000	$0.200
Jason Cowles	May 9, 2006	March 14, 2007	125,000	$0.200
Roz Daniels	May 26, 2006	March 14, 2007	62,500	$0.200
Doug Naef	June 9, 2006	March 14, 2007	187,500	$0.200
John Kitzke	June 12, 2006	March 14, 2007	62,500	$0.200
Dirk Heuck	June 26, 2006	March 14, 2007	40,000	$0.200
Leslie Roberts	July 12, 2006	March 14, 2007	187,500	$0.200
Brian Naef	July 13, 2006	March 14, 2007	62,500	$0.200
Darla Desmond	July 13, 2006	March 14, 2007	62,500	$0.200
Dylan Lowry	July 14, 2006	March 14, 2007	125,000	$0.200
Kensington Village Holdings Ltd.	July 15, 2006	March 14, 2007	125,000	$0.200
Ken Richter	July 21, 2006	March 14, 2007	62,500	$0.200
Solar Star Holdings Inc.	July 21, 2006	March 14, 2007	62,500	$0.200

YE July 31, 2007

1,437,500 shares of Class A common stock were sold for $349,000 cash with various prices per share ranging from $0.20 to $0.30 to 15 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Brent Roberts	August 18, 2006	March 14, 2007	62,500	$0.200
Paula Stiven	August 21, 2006	March 14, 2007	62,500	$0.200
Wendy Brooks	August 21, 2006	March 14, 2007	62,500	$0.200
353939 Alberta Ltd.	August 28, 2006	March 14, 2007	125,000	$0.200
Betty Stiven	September 6, 2006	March 14, 2007	125,000	$0.200
Catherine Stiven	September 6, 2006	March 14, 2007	62,500	$0.200
Max Fernandez	December 15, 2006	March 14, 2007	62,500	$0.200
Doug Greig	December 15, 2006	March 14, 2007	125,000	$0.200
Pete Stiven	February 2, 2007	March 14, 2007	135,000	$0.200
Paula Stiven	May 8, 2007	November 30, 2007	50,000	$0.300
Alex Douglas [transferred to Mary Douglas July 31, 2013]	May 15, 2007	November 30, 2007	65,000	$0.300
Trevor Ramage	May 15, 2007	November 30, 2007	100,000	$0.300
Marguerite Hache-Jones	June 5, 2007	November 30, 2007	100,000	$0.300
Robert Reader	June 5, 2007	November 30, 2007	100,000	$0.300
Steve Travis	July 4, 2007	November 30, 2007	100,000	$0.300
Valerie J. Metcalfe	July 19, 2007	November 30, 2007	100,000	$0.300

YE July 31, 2008

1,853,000 shares of Class A common stock were sold for $555,900 cash at a price per share of $0.30 to 22 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Alex Douglas [transferred to Mary Douglas July 31, 2013]	August 2, 2007	November 30, 2007	35,000	$0.300
Darcy Brown	August 29, 2007	November 30, 2007	33,000	$0.300
George Trehas	October 1, 2007	November 30, 2007	100,000	$0.300
Garth McIntosh	October 30, 2007	November 30, 2007	100,000	$0.300
James Carter	October 30, 2007	November 30, 2007	100,000	$0.300
Ray Hulbert	November 8, 2007	November 30, 2007	100,000	$0.300
Craig Dansereau	November 8, 2007	November 30, 2007	170,000	$0.300
Darcy Briggs	November 9, 2007	November 30, 2007	50,000	$0.300
Marguerite Hache-Jones	January 23, 2008	July 31, 2008	70,000	$0.300
Patricia Newton	March 24, 2008	July 31, 2008	35,000	$0.300
Dustin Wilson	April 28, 2008	July 31, 2008	100,000	$0.300
Seminuk Holdings Ltd.	May 20, 2008	July 31, 2008	30,000	$0.300
Tyler Seminuk	May 21, 2008	July 31, 2008	70,000	$0.300
Kerry Russell	May 22, 2008	July 31, 2008	335,000	$0.300
Fast Real Estate Consulting Inc.	May 24, 2008	July 31, 2008	50,000	$0.300
Mike Fast	May 27, 2008	July 31, 2008	50,000	$0.300
Rob and Andrea Cunningham [transferred to Edwin Walter Wedman as Executor of the Estate of Andrea Cunningham December 9, 2012]	June 9, 2008	July 31, 2008	100,000	$0.300
641621 Alberta Ltd.	June 10, 2008	July 31, 2008	100,000	$0.300
Pete Stiven	June 13, 2008	July 31, 2008	50,000	$0.300
353939 Alberta Ltd.	June 13, 2008	July 31, 2008	50,000	$0.300
George Trehas	June 17, 2008	July 31, 2008	25,000	$0.300
David Lewis	June 17, 2008	July 31, 2008	50,000	$0.300
Kensington Village Holdings Ltd.	July 18, 2008	July 31, 2008	50,000	$0.300

YE July 31, 2009

2,880,000 shares of Class A common stock were sold for $864,000 cash at a price per share of $0.30 to 31 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Kristen Yont Professional Corporation	August 5, 2008	December 31, 2008	100,000	$0.300
Darren Morrison	August 5, 2008	December 31, 2008	100,000	$0.300
Bruce Bianchini	August 6, 2008	December 31, 2008	100,000	$0.300
Steve Magus	August 7, 2008	December 31, 2008	100,000	$0.300
John O'Lain	August 8, 2008	December 31, 2008	100,000	$0.300
Paul Kruse	August 8, 2008	December 31, 2008	100,000	$0.300
Milt Roney	August 8, 2008	December 31, 2008	100,000	$0.300
Linear Fusion Corporation	August 12, 2008	December 31, 2008	100,000	$0.300
Darcie Facca	August 14, 2008	December 31, 2008	32,500	$0.300
John Sanders	August 17, 2008	December 31, 2008	100,000	$0.300
531746 Alberta Ltd.	August 20, 2008	December 31, 2008	200,000	$0.300
David Maxwell	August 21, 2008	December 31, 2008	100,000	$0.300
Allan & Cindy Conroy [transferred to Cindy Conroy February 15, 2013]	September 4, 2008	December 31, 2008	100,000	$0.300
Ulrich Olie Amendy	September 8, 2008	December 31, 2008	200,000	$0.300
Vance Blydo	September 8, 2008	December 31, 2008	100,000	$0.300
Sheila Kobelka	September 8, 2008	December 31, 2008	100,000	$0.300
Barry & Theresa Boyer	October 6, 2008	December 31, 2008	100,000	$0.300
Brent Morrison	October 30, 2008	December 31, 2008	100,000	$0.300
Darren Morrison	November 17, 2008	December 31, 2008	50,000	$0.300
Arie Prins	November 17, 2008	December 31, 2008	100,000	$0.300
Kristen Yont	November 17, 2008	December 31, 2008	50,000	$0.300
1075501 Alberta Ltd. [transferred to Kim Messier August 12, 2011]	November 25, 2008	December 31, 2008	100,000	$0.300
Tim & Gloria Yont	November 28, 2008	December 31, 2008	50,000	$0.300
Grant Larsen	December 17, 2008	December 31, 2008	100,000	$0.300
Karrie Yont	December 18, 2008	December 31, 2008	100,000	$0.300
Jannie Otto	January 21, 2009	January 21, 2010	50,000	$0.300
Luciano Oliverio	April 15, 2009	January 21, 2010	32,500	$0.300
Target Emission Services Ltd.	April 15, 2009	January 21, 2010	32,500	$0.300
David Kelcher	April 30, 2009	January 21, 2010	32,500	$0.300
Ron Cowles	July 30, 2009	January 21, 2010	150,000	$0.300
Linda Irvine	July 30, 2009	January 21, 2010	100,000	$0.300

YE July 31, 2010

3,817,000 shares of Class A common stock were sold for $1,145,100 cash at a price per share of $0.30 to 45 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Brett Woods	September 3, 2009	January 21, 2010	50,000	$0.300
Betty Stiven	September 8, 2009	January 21, 2010	20,000	$0.300
Arthur Shaw	September 9, 2009	January 21, 2010	35,000	$0.300
David Craig Harding	September 18, 2009	January 21, 2010	35,000	$0.300
Scott Barker	September 24, 2009	January 21, 2010	17,500	$0.300
Nasie Schnell	September 24, 2009	January 21, 2010	20,000	$0.300
Daxton Yont	September 28, 2009	January 21, 2010	27,000	$0.300
Leslie Roberts	September 28, 2009	January 21, 2010	120,000	$0.300
Ken Schnell	September 28, 2009	January 21, 2010	20,000	$0.300
Andie Besgrove	August 28, 2009	January 21, 2010	20,000	$0.300
William Burness	September 29, 2009	January 21, 2010	30,000	$0.300
Kevin Slywka	September 29, 2009	January 21, 2010	35,000	$0.300
JWB Holdings LLC	September 30, 2009	January 21, 2010	40,000	$0.300
Greg Durling	September 30, 2009	January 21, 2010	70,000	$0.300
Yvonne Taylor	September 30, 2009	January 21, 2010	20,000	$0.300
Darla Desmond	September 30, 2009	January 21, 2010	30,000	$0.300
Norm Devitt	September 30, 2009	January 21, 2010	35,000	$0.300
Mark Melnyk	October 1, 2009	January 21, 2010	10,000	$0.300
Dave Filbrandt	October 1, 2009	January 21, 2010	17,500	$0.300
Joe Desmond	October 2, 2009	January 21, 2010	20,000	$0.300
Gennaro (John) Logullo	October 2, 2009	January 21, 2010	17,500	$0.300
Gordon Schnell	October 5, 2009	January 21, 2010	10,000	$0.300
1075501 Alberta Ltd. [transferred to Tanya McGarrigle August 12, 2011]	October 7, 2009	January 21, 2010	100,000	$0.300
Ian Jones	October 19, 2009	January 21, 2010	100,000	$0.300
Rick Wiest	October 30, 2009	January 21, 2010	150,000	$0.300
Clayton Wiest	October 30, 2009	January 21, 2010	50,000	$0.300
Tessa McGarrigle	November 16, 2009	January 21, 2010	50,000	$0.300
Tanya McGarrigle	November 16, 2009	January 21, 2010	50,000	$0.300
1212906 Alberta Ltd.	December 10, 2009	August 4, 2010	20,000	$0.300
Dean Huisman	December 15, 2009	August 4, 2010	40,000	$0.300
Kelvin Huisman	December 15, 2009	August 4, 2010	35,000	$0.300
Juanita Bremner	December 29, 2009	August 4, 2010	32,500	$0.300
Dustin Wilson	January 15, 2010	August 4, 2010	100,000	$0.300

Redfall Pacific Ltd. [transferred to Redfall Singapore PTE Ltd. August 12, 2011]	January 25, 2010	August 4, 2010	1,000,000	$0.300
Luciano Oliverio	January 27, 2010	August 4, 2010	50,000	$0.300
David Kelcher	January 29, 2010	August 4, 2010	50,000	$0.300
McCreath Communications Ltd.	February 19, 2010	August 4, 2010	500,000	$0.300
Andrew McCreath	February 19, 2010	August 4, 2010	75,000	$0.300
Kenneth Morrison	April 1, 2010	August 4, 2010	50,000	$0.300
Adam Kapcsos	April 6, 2010	August 4, 2010	20,000	$0.300
Bryce Evans	April 6, 2010	August 4, 2010	40,000	$0.300
Clayton Wiest	April 6, 2010	August 4, 2010	20,000	$0.300
Rick Wiest	April 6, 2010	August 4, 2010	60,000	$0.300
Chad Hewlett	April 8, 2010	August 4, 2010	100,000	$0.300
Scott Fabro	April 8, 2010	August 4, 2010	20,000	$0.300
Clayton Wiest	April 12, 2010	August 4, 2010	20,000	$0.300
McCreath Communications Ltd.	April 27, 2010	August 4, 2010	100,000	$0.300
Andrew McCreath	April 27, 2010	August 4, 2010	100,000	$0.300
John vanDyck	May 10, 2010	August 4, 2010	50,000	$0.300
Gary Gardiner	June 1, 2010	August 4, 2010	100,000	$0.300
Kevin Slywka	July 7, 2010	August 4, 2010	35,000	$0.300

YE July 31, 2011: 2,104,000 shares of Class A common stock were sold for $631,200 cash at a price per share of $0.30 to 32 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Greg Soltys	September 7, 2010	September 8, 2010	35,000	$0.300
e-Wave Solutions, Inc.	September 7, 2010	September 8, 2010	100,000	$0.300
488588 Alberta Ltd.	January 6, 2011	August 12, 2011	70,000	$0.300
SLC Development Corp.	January 12, 2011	August 12, 2011	50,000	$0.300
Norman Duval	January 21, 2011	August 12, 2011	35,000	$0.300
Jade Iluk	January 21, 2011	August 12, 2011	35,000	$0.300
Kim Plews	January 24, 2011	August 12, 2011	35,000	$0.300
Daniel Toews	January 27, 2011	August 12, 2011	35,000	$0.300
Carson Weist	February 5, 2011	August 12, 2011	17,500	$0.300
Cory Wiest	February 5, 2011	August 12, 2011	17,500	$0.300
Clayton Wiest	February 5, 2011	August 12, 2011	17,500	$0.300
John Kubik	February 11, 2011	August 12, 2011	17,500	$0.300
Simon Jones	February 23, 2011	August 12, 2011	65,000	$0.300
Sasa Baljak	February 28, 2011	August 12, 2011	7,000	$0.300
Zarko & Rada Baljak	February 28, 2011	August 12, 2011	17,500	$0.300
Mark Grotski	March 2, 2011	August 12, 2011	50,000	$0.300
Clarence & Janet Kachman	March 1, 2011	August 12, 2011	50,000	$0.300
Leo Pernisch [transferred to Michelle Slywka July 31, 2013]	March 5, 2011	August 12, 2011	35,000	$0.300
Ron & Stella Slywka	March 1, 2011	August 12, 2011	35,000	$0.300
Gillian Robinson	March 8, 2011	August 12, 2011	17,500	$0.300
Clayton Wiest	March 8, 2011	August 12, 2011	20,000	$0.300
Frank Cancilla & Stella Bendzera	March 7, 2011	August 12, 2011	10,000	$0.300
Marcia Jarvis	March 14, 2011	August 12, 2011	30,000	$0.300
Yurendra Singh Pandher	March 29, 2011	August 12, 2011	70,000	$0.300
Richard Jarvis	April 4, 2011	August 12, 2011	12,000	$0.300
Milos Krnjaja	April 12, 2011	August 12, 2011	35,000	$0.300
Tinepublic Inc.	April 15, 2011	August 12, 2011	50,000	$0.300
Clayton Wiest	April 29, 2011	August 12, 2011	20,000	$0.300
Brad Zacharuk	May 27, 2011	August 12, 2011	50,000	$0.300
Colby Cattoni	May 27, 2011	August 12, 2011	20,000	$0.300
Dustin Whitney	June 29, 2011	August 12, 2011	100,000	$0.300
Norma Lichon	June 30, 2011	August 12, 2011	50,000	$0.300
607462 Alberta Ltd.	July 21, 2011	August 12, 2011	850,000	$0.300
George Trehas	July 26, 2011	August 12, 2011	45,000	$0.300

YE July 31, 2012

2,228,000 shares of Class A common stock were sold for $668,400 cash at a price per share of $0.30 to 19 individuals:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
Jason Plamandon	August 4, 2011	August 12, 2011	100,000	$0.300
1115993 Alberta Inc.	October 25, 2011	February 15, 2013	100,000	$0.300
Betty Stiven	October 28, 2011	February 15, 2013	33,000	$0.300
607462 Alberta Ltd.	November 9, 2011	February 15, 2013	335,000	$0.300
Paula Stiven	November 15, 2011	February 15, 2013	33,000	$0.300
Craig Dansereau	November 28, 2011	February 15, 2013	170,000	$0.300
607462 Alberta Ltd.	March 1, 2012	February 15, 2013	70,000	$0.300
Margo Purcell	March 1, 2012	February 15, 2013	42,000	$0.300
Toonvox	April 2, 2012	February 15, 2013	27,000	$0.300
Doug Lough	April 5, 2012	February 15, 2013	17,500	$0.300
Sandra Lough	April 5, 2012	February 15, 2013	17,500	$0.300
Brad Carter	April 27, 2012	February 15, 2013	40,000	$0.300
Xinmeng Liu	April 27, 2012	February 15, 2013	35,000	$0.300
Martin Janzen	May 25, 2012	February 15, 2013	35,000	$0.300
Sean Gorman	May 25, 2012	February 15, 2013	35,000	$0.300
Brian Skyrme	May 31, 2012	February 15, 2013	40,000	$0.300
David Surkan	May 31, 2012	February 15, 2013	700,000	$0.300
Divine Investments Inc.	May 31, 2012	February 15, 2013	80,000	$0.300
Gordon Zelko	June 8, 2012	February 15, 2013	183,000	$0.300
Okpoti Holdings Inc.	June 29, 2012	February 15, 2013	100,000	$0.300
Martin Janzen	July 13, 2012	February 15, 2013	35,000	$0.300

YE July 31, 2013

950,000 shares of Class A common stock were sold for $310,000 cash at a price per share of $0.30 to $0.40 to 1 individual:

Name	Date Cash Received	Date of Issuance	Shares	Issue Price
David Surkan	August 30, 2012	February 15, 2013	700,000	$0.300
David Surkan	April 30, 2013	April 30, 2013	250,000	$0.400

Matching Warrants Issued in Conjunction with Shares Issued for Cash

YE July 31, 2011

Effective December 7, 2010 all previously issued warrants were reset via amendment such that they were exercisable from March 1, 2011 to March 1, 2013, and are now expired. They were reissued under modified terms June 15, 2013, and are detailed below under the subheading “YE July 31, 2013”.

YE July 31, 2012

Warrants for 2,069,000 shares were issued to 31 individuals, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable from August 12, 2011 to August 12, 2013 and are now expired. They were reissued under modified terms August 15, 2013, and are detailed below under the subheading “YE July 31, 2014 to date”.

YE July 31, 2013

Warrants for 2,828,000 shares were issued to 18 individuals, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable from February 15, 2013 to February 15, 2015 in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60:

Name	Date of Issuance	Warrants
1115993 Alberta Inc.	February 15, 2013	100,000
Betty Stiven	February 15, 2013	33,000
607462 Alberta Ltd.	February 15, 2013	335,000
Paula Stiven	February 15, 2013	33,000
Craig Dansereau	February 15, 2013	170,000
607462 Alberta Ltd.	February 15, 2013	70,000
Margo Purcell	February 15, 2013	42,000
Toonvox	February 15, 2013	27,000
Doug Lough	February 15, 2013	17,500
Sandra Lough	February 15, 2013	17,500
Brad Carter	February 15, 2013	40,000
Xinmeng Liu	February 15, 2013	35,000
Martin Janzen	February 15, 2013	35,000
Sean Gorman	February 15, 2013	35,000
Brian Skyrme	February 15, 2013	40,000
David Surkan	February 15, 2013	700,000
Divine Investments Inc.	February 15, 2013	80,000
Gordon Zelko	February 15, 2013	183,000
Okpoti Holdings Inc.	February 15, 2013	100,000
Martin Janzen	February 15, 2013	35,000
David Surkan*	February 15, 2013	700,000

*Of which, 250,000 shares were exercised April 30, 2013.

On June 15, 2013, a number of expired warrants were reissued such that they are exercisable from June 15, 2013 to June 15, 2015. These warrants include:

Warrants for 2,562,500 shares, issued to 28 individuals, in conjunction with shares issued for cash at a share price of $0.20, the warrants being exercisable in months 1-12 at $0.30, months 13-18 at $0.40, and months 19-24 at $0.50:

Name	Original Date of Issuance	Warrants
Schnell Stables Investment Club	March 14, 2007	100,000
Tony Robinson	March 14, 2007	25,000
Dan Lane	March 14, 2007	62,500
Scott Dore	March 14, 2007	125,000
Laura Calder	March 14, 2007	75,000
Elsie Rosby	March 14, 2007	62,500
Gord Ross	March 14, 2007	125,000
Jason Cowles	March 14, 2007	125,000
Roz Daniels	March 14, 2007	62,500
Doug Naef	March 14, 2007	187,500
John Kitzke	March 14, 2007	62,500
Dirk Heuck	March 14, 2007	40,000
Leslie Roberts	March 14, 2007	187,500
Brian Naef	March 14, 2007	62,500
Darla Desmond	March 14, 2007	62,500
Dylan Lowry	March 14, 2007	125,000
Kensington Village Holdings Ltd.	March 14, 2007	125,000
Ken Richter	March 14, 2007	62,500
Solar Star Holdings Inc.	March 14, 2007	62,500
Brent Roberts	March 14, 2007	62,500
Paula Stiven	March 14, 2007	62,500
Wendy Brooks	March 14, 2007	62,500
353939 Alberta Ltd.	March 14, 2007	125,000
Betty Stiven	March 14, 2007	125,000
Catherine Stiven	March 14, 2007	62,500
Max Fernandez	March 14, 2007	62,500
Doug Greig	March 14, 2007	125,000
Pete Stiven	March 14, 2007	135,000

Warrants for 9,300,000 shares issued to 100 individuals, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60:

Name	Original Date of Issuance	Warrants
Paula Stiven	November 30, 2007	50,000
Alex Douglas [transferred to Mary Douglas July 31, 2013]	November 30, 2007	65,000
Trevor Ramage	November 30, 2007	100,000
Marguerite Hache-Jones	November 30, 2007	100,000
Robert Reader	November 30, 2007	100,000
Steve Travis	November 30, 2007	100,000
Valerie J. Metcalfe	November 30, 2007	100,000
Alex Douglas [transferred to Mary Douglas July 31, 2013]	November 30, 2007	35,000
Darcy Brown	November 30, 2007	33,000
George Trehas	November 30, 2007	100,000
Garth McIntosh	November 30, 2007	100,000
James Carter	November 30, 2007	100,000
Ray Hulbert	November 30, 2007	100,000
Craig Dansereau	November 30, 2007	170,000
Darcy Briggs	November 30, 2007	50,000
Marguerite Hache-Jones	July 31, 2008	70,000
Patricia Newton	July 31, 2008	35,000
Dustin Wilson	July 31, 2008	100,000
Seminuk Holdings Ltd.	July 31, 2008	30,000
Tyler Seminuk	July 31, 2008	70,000
Kerry Russell	July 31, 2008	335,000
Fast Real Estate Consulting Inc	July 31, 2008	50,000
Mike Fast	July 31, 2008	50,000
Rob and Andrea Cunningham	July 31, 2008	100,000
641621 Alberta Ltd.	July 31, 2008	100,000
Pete Stiven	July 31, 2008	50,000
353939 Alberta Ltd.	July 31, 2008	50,000
George Trehas	July 31, 2008	25,000
David Lewis	July 31, 2008	50,000
Kensington Village Holdings Ltd.	July 31, 2008	50,000
Kristen Yont Professional Corporation	December 31, 2008	100,000
Darren Morrison	December 31, 2008	100,000
Bruce Bianchini	December 31, 2008	100,000

Steve Magus	December 31, 2008	100,000
John O'Lain	December 31, 2008	100,000
Paul Kruse	December 31, 2008	100,000
Milt Roney	December 31, 2008	100,000
Linear Fusion Corporation	December 31, 2008	100,000
Darcie Facca	December 31, 2008	32,500
John Sanders	December 31, 2008	100,000
531746 Alberta Ltd.	December 31, 2008	200,000
David Maxwell	December 31, 2008	100,000
Allan & Cindy Conroy [transferred to Cindy Conroy February 15, 2013]	December 31, 2008	100,000
Ulrich Olie Amendy	December 31, 2008	200,000
Vance Blydo	December 31, 2008	100,000
Sheila Kobelka	December 31, 2008	100,000
Barry & Theresa Boyer	December 31, 2008	100,000
Brent Morrison	December 31, 2008	100,000
Darren Morrison	December 31, 2008	50,000
Arie Prins	December 31, 2008	100,000
Kristen Yont	December 31, 2008	50,000
Kim Messier	December 31, 2008	100,000
Tim & Gloria Yont	December 31, 2008	50,000
Grant Larsen	December 31, 2008	100,000
Karrie Yont	December 31, 2008	100,000
Jannie Otto	January 21, 2010	50,000
Luciano Oliverio	January 21, 2010	32,500
Target Emission Services Ltd.	January 21, 2010	32,500
David Kelcher	January 21, 2010	32,500
Ron Cowles	January 21, 2010	150,000
Linda Irvine	January 21, 2010	100,000
Brett Woods	January 21, 2010	50,000
Betty Stiven	January 21, 2010	20,000
Arthur Shaw	January 21, 2010	35,000
David Craig Harding	January 21, 2010	35,000
Scott Barker	January 21, 2010	17,500
Nasie Schnell	January 21, 2010	20,000
Daxton Yont	January 21, 2010	27,000
Leslie Roberts	January 21, 2010	120,000
Ken Schnell	January 21, 2010	20,000
Andie Besgrove	January 21, 2010	20,000
William Burness	January 21, 2010	30,000
Kevin Slywka	January 21, 2010	35,000

JWB Holdings LLC	January 21, 2010	40,000
Greg Durling	January 21, 2010	70,000
Yvonne Taylor	January 21, 2010	20,000
Darla Desmond	January 21, 2010	30,000
Norm Devitt	January 21, 2010	35,000
Mark Melnyk	January 21, 2010	10,000
Dave Filbrandt	January 21, 2010	17,500
Joe Desmond	January 21, 2010	20,000
Gennaro (John) Logullo	January 21, 2010	17,500
Gordon Schnell	January 21, 2010	10,000
Tanya McGarrigle	January 21, 2010	100,000
Ian Jones	January 21, 2010	100,000
Rick Wiest	January 21, 2010	150,000
Clayton Wiest	January 21, 2010	50,000
Tessa McGarrigle	January 21, 2010	50,000
Tanya McGarrigle	January 21, 2010	50,000
1212906 Alberta Ltd.	August 4, 2010	20,000
Dean Huisman	August 4, 2010	40,000
Kelvin Huisman	August 4, 2010	35,000
Juanita Bremner	August 4, 2010	32,500
Dustin Wilson	August 4, 2010	100,000
Redfall Singapore PTE Ltd.	August 4, 2010	1,000,000
Luciano Oliverio	August 4, 2010	50,000
David Kelcher	August 4, 2010	50,000
McCreath Communications Ltd.	August 4, 2010	500,000
Andrew McCreath	August 4, 2010	75,000
Kenneth Morrison	August 4, 2010	50,000
Adam Kapcsos	August 4, 2010	20,000
Bryce Evans	August 4, 2010	40,000
Clayton Wiest	August 4, 2010	20,000
Rick Wiest	August 4, 2010	60,000
Chad Hewlett	August 4, 2010	100,000
Scott Fabro	August 4, 2010	20,000
Clayton Wiest	August 4, 2010	20,000
McCreath Communications Ltd.	August 4, 2010	100,000
Andrew McCreath	August 4, 2010	100,000
John vanDyck	August 4, 2010	50,000
Gary Gardiner	August 4, 2010	100,000
Kevin Slywka	August 4, 2010	35,000
Greg Soltys	September 8, 2010	35,000
e-Wave Solutions, Inc.	September 8, 2010	100,000

YE July 31, 2014 to date

On August 15, 2013, a number of expired warrants were reissued such that they are exercisable from August 15, 2013 to August 15, 2015. These warrants include:

Warrants for 2,069,000 shares were issued to 31 individuals, in conjunction with shares issued for cash at a share price of $0.30, the warrants being exercisable in months 1-12 at $0.40, months 13-18 at $0.50, and months 19-24 at $0.60:

Name	Original Date of Issuance	Warrants
488588 Alberta Ltd.	August 12, 2011	70,000
SLC Development Corp.	August 12, 2011	50,000
Norman Duval	August 12, 2011	35,000
Jade Iluk	August 12, 2011	35,000
Kim Plews	August 12, 2011	35,000
Daniel Toews	August 12, 2011	35,000
Carson Weist	August 12, 2011	17,500
Cory Wiest	August 12, 2011	17,500
Clayton Wiest	August 12, 2011	17,500
John Kubik	August 12, 2011	17,500
Simon Jones	August 12, 2011	65,000
Sasa Baljak	August 12, 2011	7,000
Zarko & Rada Baljak	August 12, 2011	17,500
Mark Grotski	August 12, 2011	50,000
Clarence & Janet Kachman	August 12, 2011	50,000
Leo Pernisch [transferred to Michelle Slywka July 31, 2013]	August 12, 2011	35,000
Ron & Stella Slywka	August 12, 2011	35,000
Gillian Robinson	August 12, 2011	17,500
Clayton Wiest	August 12, 2011	20,000
Frank Cancilla & Stella Bendzera	August 12, 2011	10,000
Marcia Jarvis	August 12, 2011	30,000
Yurendra Singh Pandher	August 12, 2011	70,000
Richard Jarvis	August 12, 2011	12,000
Milos Krnjaja	August 12, 2011	35,000
Tinepublic Inc.	August 12, 2011	50,000
Clayton Wiest	August 12, 2011	20,000
Brad Zacharuk	August 12, 2011	50,000
Colby Cattoni	August 12, 2011	20,000
Dustin Whitney	August 12, 2011	100,000
Norma Lichon	August 12, 2011	50,000
607462 Alberta Ltd.	August 12, 2011	850,000
George Trehas	August 12, 2011	45,000
Jason Plamandon	August 12, 2011	100,000

Shares Issued for Services

YE July 31, 2005

11,900,000 vested shares of Class A common stock were issued to the founder and directors, having a fair value of $11,900, based on a nominal value of $0.001 per share:

Name	Date of Issuance	Shares	Issue Price
Brent Bedford, founding director	April 20, 2005	11,000,000	$0.001
Thomas Ristow, director	August 18, 2005	300,000	$0.001
Alan Wizemann, director	August 18, 2005	300,000	$0.001
Rod Egan, director	August 18, 2005	300,000	$0.001

YE July 31, 2013

160,500 vested shares of Class A common stock were issued to the Company’s securities attorney, having a fair value of $48,150, based on a share price of $0.30.

Name	Date of Issuance	Shares	Issue Price
Williams Law Group, P.A.	March 7, 2013	160,500	$0.300

EXHIBITS

Item 3

1	Articles of Incorporation – Perpetual Industries Inc.

2	Bylaws – Perpetual Industries Inc.

Item 4

1	Form of common stock Certificate of Perpetual Industries Inc(1)

Item 5

1	Legal Opinion of Williams Law Group, P.A.

Item 10

1	Master License with ETI Technologies Inc., as Amended ~~*~~

2	Loan Agreement with Beaver Parts Ltd., as Amended

3	Master License Agreement with Motor Sport Country Club Holdings, Inc.*

4	Sub-License Agreement with Global Seeds Inc. *

5	ETI Technologies Inc. Ratification of Sub-Licenses
6	Debenture with Divine Investments Inc. ~~*~~

Item 23

1	Consent of Warren Averett LLC, Certified Public Accountants*

2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)

*Filed herewith

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant toRule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada on November 27 , 2013.

Perpetual Industries Inc.
November 27 , 2013
	By:	/s/ Brent Bedford
Brent Bedford
Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent Bedford	Chairman of the Board, CEO, Principal Executive Officer, Principal Accounting Officer and	November 27 , 2013
Brent Bedford	Principal Financial Officer

/s/ Thomas Ristow	Director	November 27 , 2013
Thomas Ristow

/s/ Rod Egan	Director	November 27 , 2013
Rod Egan

/s/ Alan Wizemann	Director	November 27 , 2013
Alan Wizemann

108